PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to Prospectus March 26, 2020)	Registration No. 333-237370

NANOVIRICIDES, INC.

1,400,000 Shares Of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering for sale, directly to selected investors, 1,400,000 shares of common stock, par value $0.001 per share at a price of $7.30 per share. Our common stock is traded on the NYSE American under the symbol “NNVC”. On May 20, 2020, the last reported sale price of our common stock on the NYSE American was $9.09 per share.

We have engaged Maxim Group LLC and Kingswood Capital Markets, a division of Benchmark Investments, Inc. as placement agents to use their “commercially reasonable best efforts” to solicit offers to purchase shares of our common stock. The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. See “Plan of Distribution” beginning on page S-41 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Common Stock under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and the documents incorporated by reference herein.

	Per Share	Total
Offering price of Common Stock	$7.30	$10,220,000
Placement agent fees (1)	$0.584	$817,600
Proceeds, before expenses, to us	$6.176	$9,402,400

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have agreed to pay the placement agents a cash fee representing 8% of the gross purchase price paid for the shares.

See “Plan of Distribution” for a description of the compensation payable to the placement agents; including reimbursable expenses.

We expect that delivery of the 1,400,000 shares of Common Stock being issued and sold at the closing pursuant to this prospectus supplement will be made to the purchaser on or about May 22, 2020.

Co-Placement Agents

Maxim Group LLC	Kingswood Capital Markets a division of Benchmark Investments, Inc.

The date of this prospectus supplement is May 21, 2020.

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

On March 24, 2020, we filed with the SEC a registration statement on Form S-3 (File No. 333-237370) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on April 2, 2020. Under this shelf registration process, we may, from time to time, sell up to $150 million in the aggregate of shares of common stock, shares of preferred stock, debt securities, warrants and units. Approximately $139.78 million will remain available for sale following the offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about our company and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page(s) S-46 of this prospectus supplement and the accompanying prospectus before investing in our securities.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. You may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “NanoViricides,” “we,” “us” and “our” refer to NanoViricides, Inc., a Nevada corporation.

FORWARD-LOOKING INFORMATION

We caution you that certain statements contained in this prospectus supplement that are not related to historical results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” or similar expressions constitute forward-looking statements. They also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;

•	the highly competitive nature of our industry;

•	our ability to attract and retain qualified managers and skilled employees;

•	the outcome of our plans for future operations and growth; and

•	the other factors referenced in this prospectus supplement, including, without limitation, under “Risk Factors.”

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

This prospectus also refers to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement beginning on page S-6 for a discussion of the risks involved in investing in our securities.

Our Business

Overview

We are a developmental stage nano-biopharmaceutical company engaged in various stages of pre-clinical development, including IND-enabling non-clinical studies of anti-viral therapeutics. Our drug candidates are based on several patents, patent applications, and other proprietary intellectual property owned by AllExcel, Inc. and licensed to TheraCour Pharma, Inc. (“TheraCour”), both of the aforementioned companies are majority owned and controlled by Dr. Anil Diwan, our founder, Chairman and President. We have entered into licenses with TheraCour for the treatment of the following human viral diseases:

•	VZV (cause of shingles and chickenpox);

•	Herpes Simplex Virus (HSV-1 and HSV-2);

•	Influenza, Asian Bird Flu, and H1N1 “Swine Flu” Viruses;

•	Human Immunodeficiency Virus (HIV/AIDS);

•	Adenoviral Conjunctivitis and Keratitis, and Ocular Indications of Herpes Simplex Types 1 & 2.

•	Dengue Fever types I, II, III, & IV;

•	Hepatitis B Virus (HBV);

•	Hepatitis C Virus (HCV);

•	Rabies;

•	Ebola and Marburg Viruses;

•	Japanese Encephalitis; and

•	West Nile Virus.

Since our founding in 2005, we have developed drug candidates against a number of different viruses. Our primary focus is on our HerpeCide™ programs. We are currently actively working on three of our HerpeCide™ drug development programs, namely dermal topical treatments for Herpes Simplex Virus Type 1 (HSV-1), which causes “cold sores”, Herpes Simplex Virus Type 2 (HSV-2), which causes “genital ulcers”, and Varicella Zoster Virus (VZV), which causes chickenpox and shingles. We have two more drug development programs, namely eye drops for treatment of Herpes Keratitis (an infection of the external eye), and intra-vitreal injection for the treatment of viral Acute Retinal Necrosis (vARN), in the HerpeCide program.

Our most advanced drug candidate is our dermal topical treatment (skin cream) for shingles, which we intend to bring into human clinical trials first. We have completed certain of the required non-clinical safety toxicology for the filing of an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (“US FDA” or “FDA”). The Company is now in the process of writing the IND application for use of NV-HHV-101 skin cream for the treatment of shingles rash, including protocols for human clinical studies, with the help of its several regulatory consultants. The Company is in the process of identifying and selecting appropriate partners and collaborators for the intended Phase1/2a human clinical studies for this drug candidate.

On November 1, 2019, we entered into a license agreement for the exclusive rights to use TheraCour’s technology to develop treatments against VZV, which includes treatments for shingles. Several additional indications in the HerpeCide program, for which we have exclusive license rights from TheraCour, are expected to follow. In addition, we have drug candidates against severe influenzas (including bird flu), HIV, Dengue, Ebola/Marburg and other viruses at different preclinical stages that are not currently being actively developed. This broad pipeline is enabled by our unique post-immunotherapeutic “bind-encapsulate-destroy” technology platform. A Jain PharmaBiotech market report published in March 2014, estimated the overall market size for the anti-viral market would be $40 billion in 2018 and further estimated that it would increase to $65.5 billion in 2023. We are seeking to add to our pipeline of drug candidates through our internal discovery pre-clinical development programs and through an in-licensing strategy.

We believe we are one of only a few companies that owns a nanomedicines research facility. This facility was designed and built by Dr. Diwan and provides us with capability to perform end-to-end discovery-to-drug-product drug development. We have no customers, products or revenues to date, and may never achieve revenues or profitable operations.

Recent Developments

Announcement of Results of Study

As the pandemic COVID-19 caused by the SARS-CoV-2 coronavirus was breaking out, the Company boot-strapped a drug development program to develop drug candidates for the treatment of SARS-CoV-2 infection. With the advantages of our prior work on coronaviruses, and having a library of chemical ligands, many of them already synthesized in our lab, we were able to advance this program very quickly into cell culture studies against coronaviruses. We reported these studies were successful in a May 12, 2020 press release.

We have also performed an animal study evaluating the effectiveness of certain of the nanoviricides drug candidates against infection by a related coronavirus, namely hCoV-NL63, which uses the same cell receptor for entry, namely ACE2, as the pandemic virus, SARS-CoV-2. In this study, the nanoviricides drug candidates in development were found to be effective. We reported these results in a press release dated May 20, 2020.

We now intend to perform studies to evaluate effectiveness of our drug candidates against SARS-CoV-2 itself. In addition, we are planning certain safety/toxicology studies that will enable us to file a pre-IND application with the US FDA for further discussion on regulatory development of a clinical candidate.

We believe that our SARS-CoV-2 drug development program is likely to advance rapidly towards human clinical trials due to the global COVID-19 pandemic emergency situation.

The Company does not currently have a license to the coronavirus field, however, TheraCour has not denied any licenses to the Company in the past. The Company typically begins the licensing process only after demonstrating effectiveness of some candidates in optimization stage. As of the date of this prospectus supplement, the Company and TheraCour are negotiating a Memorandum of Understanding toward licensing this human coronaviruses infection field to the Company.

Recent Share Issuances

On March 23, 2020, certain of our warrant holders exercised 347,222 warrants pursuant to a cashless exercise provision resulting in the issuance of 180,087 shares of our common stock.

During the nine-month period ending March 31, 2020, the Company issued 96,125 shares of Common Stock to employees and consultants.

Appointment of New Director

On May 15, 2020, Honorable Todd Rokita, a former Congressman from Indiana, was appointed to our Board of Directors as an independent director.

Summary of Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

•	we are an early stage company with a history of substantial net losses;

•	we have never been profitable and we have an accumulated deficit at December 31, 2019 of $95,605,245 and a net loss for the six months ended December 31, 2019 of $3,488,659 and net cash used in operating activities of $2,560,245 for the six months then ended and a net loss of $8,424,440 and net cash used in operating activities of $6,802,770 for the fiscal year ended June 30, 2019;

•	we expect to incur net losses in the future, and we may never achieve profitability;

•	our failure to meet the continued listing requirements of the NYSE American could result in a de-listing of our common stock;

•	sale of our common stock may cause substantial dilution to our existing stockholders and could cause the price of our common stock to decline;

•	our business depends upon our ability to develop and commercialize products that are currently still in development;

•	our business depends on our senior management;

•	our business depends on satisfying any applicable FDA and international regulatory requirements with respect to our products, and many of these requirements are new and still evolving;

•	our business depends on our maintaining our intellectual property licensing relationship with TheraCour and

•	we need to obtain or maintain patents or other appropriate protection for the intellectual property utilized in our current and planned products, assays and services, and we must avoid infringement of third-party intellectual property.

Company Information

Our principal executive offices are located at 1 Controls Drive, Shelton, Connecticut 06484. Our telephone number is (203) 937-6137. You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com. Information contained on our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

Offering Summary

Common Stock offered by us in this offering	1,400,000 shares of Common Stock, par value $0.001 per share.

Offering price per share	$7.30 share

Common Stock outstanding immediately before this offering	7,692,194 shares

Common Stock Outstanding immediately after offering	9,092,194 shares

NYSE American symbol for the Common Stock	NNVC

Use of proceeds

We estimate that our net proceeds from the Closing will be approximately $9,327,400, after deducting the placement agent fee and estimated expenses payable by us in connection with such closing. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Risk factors

Investing in our Common Stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement that we have authorized for use in connection with this offering.

The number of shares of our common stock to be outstanding after this offering is based on 7,692,194 shares of our common stock outstanding and excludes the following as of May 21, 2020:

•	5,000 shares of our common stock subject to outstanding options having a weighted average exercise price of $10.00 per share;

•	22,505 shares of our common stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $31.54 per share; and

•	1,288,753 shares of our common stock underlying the conversion of 368,215 shares of preferred stock which are not readily convertible.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and most recent quarterly reports on Form 10-Q which are on file with the SEC and are incorporated herein by reference.. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the COVID-19 Pandemic

The recent COVID-19 pandemic may adversely affect our business, and ability to file timely and accurate financial information.

While the complete impact on our business from the recent outbreak of the COVID-19 coronavirus is unknown at this time and difficult to predict, various aspects of our business are being adversely affected by it and may continue to be adversely affected.

COVID-19 has been declared a pandemic by the World Health Organization, has been declared a National Emergency by the United States Government and has resulted in several states being designated disaster zones. COVID-19 coronavirus caused significant volatility in global markets, including the market price of our securities. The spread of COVID-19 coronavirus has caused public health officials to recommend precautions to mitigate the spread of the virus, especially as to travel and congregating in large numbers. In addition, certain states and municipalities have enacted, and additional cities are considering, quarantining and “shelter-in-place” regulations which severely limit the ability of people to move and travel, and require non-essential businesses and organizations to close.

Thus far, these restrictions have adversely affected our results of operations and financial condition. A significant portion of our business, financial and governance operations are contracted with certain independent contractors and third-parties currently subject to “lock-down” orders or “shelter in place” recommendations related to the national health crisis created by the COVID-19 pandemic, including key people responsible for assisting us in the preparation of our financial statements. As a result of the travel and work restrictions stemming from the COVID-19 pandemic, we were unable to fully review and certify the financial statements that were needed for us to file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 by May 15, 2020, the prescribed deadline.

We filed a Current Report on Form 8-K on May 14, 2020, to indicate that we intend to rely on the Order of the Securities and Exchange Commission of March 25, 2020 (Release No. 34-88465) (the “Order”), which allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended.

We are relying on the Order in connection with our Quarterly Report on Form 10-Q for the period ended March 31, 2020, because our operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic as more fully described below.

We have been working diligently on development of therapeutics for the treatment of COVID-19, in addition to our current primary business activity of development of therapeutics against Shingles. Although our employees and their immediate families did not have any known incidences of COVID-19 infection, several of our key employees have been on self-isolation from time to time, due to potential unintended exposure to likely COVID-19 cases. While such personnel continue to work remotely on matters such as documentation and paper research, our primary work of is focused in the laboratory and such personnel are then unavailable to conduct such work. These absences have created a number of shortages of essential personnel needed to perform various operations for our company including the preparation of our financial statements and management report. Additionally, our accounting staff has been unavailable from time to time due to self-isolation and other local travel and shelter-in-place restrictions.

In reliance on the Order, we expect to file our Quarterly Report on Form 10-Q no later than 45 days after the May 15, 2020 due date of the filing.

The filing of an Investigational Drug Application for our first drug candidate, namely NV-HHV-101, may be delayed.

The IND application contains several sections that require information from different parties. In particular, completion of the information regarding the drug substance and drug product, as well as characterization and detection of manufacturing intermediates may be delayed due to specific personnel having been unavailable, or becoming unavailable in the near future, due to COVID-19 social distancing and self-isolation guidelines or illness. In addition, the development of clinical protocol section is experiencing delays due to the impact of COVID-19 pandemic on the design and conduct of clinical trials. While we are fortunate that we do not have any on-going clinical trials, we will need to take into account the effect of COVID-19 pandemic related issues in terms of the design and conduct of a clinical trial for shingles.

Risks Specific to Our Business

Our company is a development stage company that has no products approved for commercial sale, never generated any revenues and may never achieve revenues or profitability.

Our company is a development stage company that has no products approved for commercial sale, never generated any revenues and may never achieve revenues or profitability. Currently, we have no products approved for commercial sale and, to date, we have not generated any revenues. Our ability to generate revenue depends heavily on:

•	Demonstration and proof of principle in pre-clinical studies that a Nanoviricide is safe and effective;

•	Successful completion of clinical trials for regulatory approval of our first drug;

•	Successful development of our first product candidate in our pipeline;

•	Successful development of our first product candidate in our pipeline;

•	Our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking;

•	The successful commercialization; and

•	Market acceptance of our products.

All of our existing product candidates are in early stages of development. It will be several years, if ever, until we have a commercial drug product available for resale. If we do not successfully develop and commercialize these products, we will not achieve revenues or profitability in the foreseeable future, if at all. If we are unable to generate revenues or achieve profitability, we may be unable to continue our operations.

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment. We are in the development stage and our operations and the development of our proposed products are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to:

•	the absence of an operating history;

•	the lack of commercialized products;

•	insufficient capital;

•	expected substantial and continual losses for the foreseeable future;

•	limited experience in dealing with regulatory issues; the lack of manufacturing experience and limited marketing experience;

•	an expected reliance on third parties for the development and commercialization of our proposed products;

•	a competitive environment characterized by numerous, well-established and well capitalized competitors; and

•	reliance on key personnel.

There is substantial doubt about our ability to continue as a going concern.

We have incurred significant losses from operations to date and we expect our expenses to increase in connection with our ongoing activities. To date, we have experienced negative cash flow from research and development, as well as from the costs associated with purchasing and building a laboratory. We expect to incur substantial net losses for the foreseeable future to further develop and commercialize this technology. These factors raise substantial doubt about our ability to continue as a going concern. Our independent registered public accounting firm has issued an opinion on our financial statements included in our Annual Report on Form 10-K for our fiscal year ended June 30, 2019, and incorporated by reference in this prospectus, that states that there is substantial doubt about our ability to continue as a going concern and that the financial statements were prepared assuming we will continue as a going concern.

There can be no assurance that funding will be available on acceptable terms on a timely basis, or at all. The various ways that we could raise capital carry potential risks. Any additional sources of financing will likely involve the issuance of our equity securities, which will have a dilutive effect on our stockholders. If we raise funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to its technologies or tests or grant licenses on terms that are not favorable to us. If we do not succeed in raising additional funds on acceptable terms or at all, we may be unable to complete planned preclinical and clinical trials or obtain approval of our product candidates from the FDA and other regulatory authorities.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company.

Our ability to become profitable depends primarily on the following factors:

•	our ability to develop drugs, obtain approval for such drugs, and if approved, to successfully commercialize our nanoviricide drug(s);

•	our R&D efforts, including the timing and cost of clinical trials;

•	our ability to maintain our intellectual property licenses for our core technology; and

•	our ability to enter into favorable alliances with third parties who can provide substantial capabilities in clinical development, regulatory affairs, sales, marketing and distribution.

Even if we successfully develop and market our drug candidates, we may not generate sufficient or sustainable revenue to achieve or sustain profitability.

We have incurred significant operating losses and may never be profitable. We have incurred significant operating losses since inception, resulting in an accumulated deficit of $95,605,245 at December 31, 2019. Such losses are expected to continue for the foreseeable future.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

While we believe we will be able to raise sufficient cash in this offering to be able to take at least one of our drug candidates into initial human clinical trials, we currently do not have sufficient resources to complete the development, clinical trials, and commercialization of any of our proposed products. Management is actively exploring additional required funding. However, there is no assurance that we will be successful in obtaining sufficient financing from this offering on terms acceptable to the Company to fund continuing operations.

In the event that we cannot obtain acceptable financing, or that we are unable to secure additional financing on acceptable terms, we would be unable to complete development of our various drug candidates. This would necessitate implementing staff reductions and operational adjustments that would include reductions in the following business areas:

•	research and development programs;

•	preclinical studies and clinical trials; material characterization studies, regulatory processes;

•	a search for third party marketing partners to market our products for us.

The amount of capital we may need will depend on many factors, including:

•	progress, timing and scope of our research and development programs;

•	progress, timing and scope of our preclinical studies and clinical trials;

•	time and cost necessary to obtain regulatory approvals;

•	time and cost necessary to establish our own marketing capabilities or to seek marketing partners;

•	time and cost necessary to respond to technological and market developments;

•	changes made or new developments in our existing collaborative, licensing and other commercial relationships; and

•	new collaborative, licensing and other commercial relationships that we may establish.

Our fixed expenses, such as real estate taxes and facility and equipment maintenance, rent, and other contractual commitments, may increase in the future, as we may:

•	enter into leases for new facilities and capital equipment;

•	enter into additional licenses and collaborative agreements; and

•	incur additional expenses associated with being a public company.

We have limited experience in drug development, have not yet conducted any clinical trials and may not be able to successfully develop any drugs.

Until the formation of NanoViricide, Inc. (our predecessor prior to the reverse merger in 2005), our management and key personnel had no experience in pharmaceutical drug development and, consequently, may not be able to successfully develop any drugs. To date, we have engaged only in pre-clinical activities and have not yet conducted any clinical trials. Our ability to achieve revenues and profitability in our business will depend, among other things, on our ability to:

•	develop products internally or obtain rights to them from others on favorable terms;

•	complete laboratory testing and human studies;

•	obtain and maintain necessary intellectual property rights to our products

•	maintain our intellectual property licensing relationship with TheraCour;

•	successfully complete regulatory review to obtain requisite governmental agency approvals;

•	enter into arrangements with third parties to manufacture our products on our behalf; and

•	enter into arrangements with third parties to provide sales and marketing functions.

Development of pharmaceutical products is a time-consuming process, subject to a number of factors, many of which are outside of our control. Consequently, we can provide no assurance of the successful and timely development of new drugs.

Our drug candidates are in their developmental stage. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive drugs on a timely basis. Drugs that we may develop are not likely to be commercially available for a few years, if ever. The proposed development schedules for our drug candidates may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in government regulation, many of which will not be within our control. Any delay in the development, introduction or marketing of our drug candidates could result either in such drugs being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the unproven technology involved and the other factors described elsewhere in “Risk Factors”, we may not be able to complete successfully the development or marketing of any drugs.

We may fail to successfully develop and commercialize our drug candidates if they:

•	are found to be unsafe or ineffective or fail to meet the appropriate endpoints in clinical trials;

•	do not receive necessary approval from the FDA or foreign regulatory agencies;

•	fail to conform to a changing standard of care for the diseases they seek to treat; or

•	fail to conform to a changing standard of care for the diseases they seek to treat; or

Drug development failure can occur at any stage of clinical trials and as a result of many factors and there can be no assurance that we or our collaborators will reach our anticipated clinical targets. Even if we or our collaborators complete our clinical trials, we do not know what the long-term effects of exposure to our drug candidates will be. Furthermore, our drug candidates may be used in combination with other treatments and there can be no assurance that such use will not lead to unique safety issues. Failure to complete clinical trials or to prove that our drug candidates are safe and effective would have a material adverse effect on our ability to generate revenue and could require us to reduce the scope of or discontinue our operations.

We must comply with significant and complex government regulations, compliance with which may delay or prevent the commercialization of our drug candidates.

The R&D, manufacture and marketing of drug candidates are subject to regulation, primarily by the FDA in the United States and by comparable authorities in other countries. These national agencies and other federal, state, local and foreign entities regulate, among other things, R&D activities (including testing in primates and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the products that we are developing. Noncompliance with applicable requirements can result in various adverse consequences, including approval delays or refusals to approve drug licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, recalls or seizures of products, injunctions against shipping drugs and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts.

The process of obtaining FDA approval has historically been costly and time consuming. Current FDA requirements for a new human drug or biological product to be marketed in the United States include: (1) the successful conclusion of pre-clinical laboratory and animal tests, if appropriate, to gain preliminary information on the product’s safety; (2) filing with the FDA of an IND application to conduct human clinical trials for drugs or biologics; (3) the successful completion of adequate and well-controlled human clinical investigations to establish the safety and efficacy of the product for its recommended use; and (4) filing by a company and acceptance and approval by the FDA of a New Drug Application, or NDA, for a drug product or a biological license application, or BLA, for a biological product to allow commercial distribution of the drug or biologic. A delay in one or more of the procedural steps outlined above could be harmful to us in terms of getting our drug candidates through clinical testing and to market.

The FDA reviews the results of the clinical trials and may order the temporary or permanent discontinuation of clinical trials at any time if it believes the drug candidate exposes clinical subjects to an unacceptable health risk. Investigational drugs used in clinical studies must be produced in compliance with current good manufacturing practice, or GMP, rules pursuant to FDA regulations.

Sales outside the United States of products that we develop will also be subject to regulatory requirements governing human clinical trials and marketing for drugs and biological products and devices. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, even if the FDA has not approved a product for sale in the United States, the product may be exported to any country if it complies with the laws of that country and has valid marketing authorization by the appropriate authority. There are specific FDA regulations that govern this process.

We also are subject to the following risks and obligations related to the approval of our products:

•	The FDA or foreign regulators may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them.

•	If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution.

•	In addition, many foreign countries control pricing and coverage under their respective national social security systems.

•	The FDA or foreign regulators may not approve TheraCour’s manufacturing processes or manufacturing facilities.

•	The FDA or foreign regulators may change their approval policies or adopt new regulations.

•	Even if regulatory approval for any product is obtained, the marketing license will be subject to continual review, and newly discovered or developed safety or effectiveness data may result in suspension or revocation of the marketing license.

•	If regulatory approval of the product candidate is granted, the marketing of that product would be subject to adverse event reporting requirements and a general prohibition against promoting products for unapproved or “off-label” uses.

•	In some foreign countries, we may be subject to official release requirements that require each batch of the product we produce to be officially released by regulatory authorities prior to its distribution by us.

•	We will be subject to continual regulatory review and TheraCour, who will manufacture and supply our drug candidates pursuant to our license, will be periodic inspection and approval of manufacturing modifications, including compliance with current GMP regulations.

We can provide no assurance that our drug candidates will obtain regulatory approval or that the results of clinical studies will be favorable.

We report summaries of our studies as the data become available to us, after analyzing and verifying same, in our press releases.

All of our products in development are still in the pre-clinical stage, and not submitted to any regulatory agencies in any formal drug licensing or approval processes. We have previously held a pre-IND meeting with the US FDA regarding our anti-influenza drug candidates in March 2012. However, since then, we have re-evaluated our priorities. We have now prioritized our HerpeCide™ program drug candidates as our highest priority candidates.

Such strategic changes are necessitated due to the limited resources available to us for drug development. We perform such strategic changes in order to maximize our chances of entering into human clinical trials in the regulatory process in the earliest time frame possible, and within the funding available to us, guided by input from a number of sources. Such changes are designed to accelerate some programs and would lead to delays in some other programs that receive lower priority, due to our limited resources. We may not be able to accurately assess the effect of such changes on our business plan.

The testing, marketing and manufacturing of any product for use in the United States will require approval from the FDA. We cannot predict with any certainty the amount of time necessary to obtain such FDA approval and whether any such approval will ultimately be granted. Preclinical and clinical trials may reveal that one or more products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Moreover, obtaining approval for certain products may require testing on human subjects of substances whose effects on humans are not fully understood or documented. Delays in obtaining FDA or any other necessary regulatory approvals of any proposed drug and failure to receive such approvals would have an adverse effect on the drug’s potential commercial success and on our business, prospects, financial condition and results of operations. In addition, it is possible that a proposed drug may be found to be ineffective or unsafe due to conditions or facts that arise after development has been completed and regulatory approvals have been obtained. In this event, we may be required to withdraw such proposed drug from the market. To the extent that our success will depend on any regulatory approvals from government authorities outside of the United States that perform roles similar to that of the FDA, uncertainties similar to those stated above will also exist.

Preclinical and clinical studies of our product candidates may not be successful. If we are unable to generate successful results from preclinical and clinical studies of our product candidates, or experience significant delays in doing so, our business may be materially harmed.

We have no products on the market and all of our product candidates are in preclinical development. In particular, none of our product candidates have ever been tested in a human subject. Our ability to achieve and sustain profitability depends on obtaining regulatory approvals for and, if approved, successfully commercializing our product candidates, either alone or with third parties. Before obtaining regulatory approval for the commercial distribution of our product candidates, we or an existing or future collaborator must conduct extensive preclinical tests and clinical trials to demonstrate the safety, purity and potency of our product candidates.

The success of our product candidates will depend on several factors, including the following:

•	successfully designing preclinical studies which may be predictive of clinical outcomes;

•	successful results from preclinical and clinical studies;

•	receipt of marketing approvals from applicable regulatory authorities;

•	obtaining and maintaining patent and trade secret protection for future product candidates;

•	maintaining our intellectual property licensing relationship with TheraCour;

•	establishing and maintaining manufacturing relationships with third parties or establishing our own manufacturing capability; and

•	successfully commercializing our products, if and when approved, whether alone or in collaboration with others.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully complete the development or commercialization of our product candidates, which would materially harm our business.

Because the results of preclinical testing are not necessarily predictive of future results, our products may not have favorable results in our planned clinical trials.

Even if we have positive results from our preclinical testing of our products, this may not necessarily be predictive of the results from our planned clinical trials in humans. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical trials after achieving positive results in preclinical development, and we cannot be certain that we will not face similar setbacks. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA approval. If we fail to produce positive results in our clinical trials, the development timeline and regulatory approval and commercialization prospects for our products, and, correspondingly, our business and financial prospects, would be materially adversely affected.

Even if we obtain regulatory approvals, our marketed drug candidates will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and foreign regulations, we could lose our approvals to market these drugs and our business would be seriously harmed.

Following any initial regulatory approval of any drugs we may develop, we will also be subject to continuing regulatory review, including the review of adverse experiences and clinical results that are reported after our drug candidates are made commercially available. This would include results from any post-marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our drug candidates will also be subject to periodic review and inspection by the FDA. The discovery of any previously unknown problems with the drug, manufacturer or facility may result in restrictions on the drug or manufacturer or facility, including withdrawal of the drug from the market. If we are required to withdraw all or more of our drugs from the market, we may be unable to continue revenue-generating operations. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured drugs ourselves, including reliance on the third-party manufacturer for regulatory compliance. Pursuant to our intellectual property license with TheraCour and subject to meeting commercially reasonable terms for quality, timing and cost, TheraCour will manufacture and supply our drug candidates. Our drug promotion and advertising is also subject to regulatory requirements and continuing FDA review.

Development of our drug candidates requires a significant investment in R&D. Our R&D expenses are subject to variation based on a number of factors, many of which are outside of our control. A sudden or significant increase in our R&D expenses could materially and adversely impact our results of operations.

Our R&D cost estimates and budgets are based on discussions with industry professionals and service providers. These may not take into account all of the activities involved for the development. Additionally, regulatory requirements may change from time to time and may dictate additional activities that lead to increased expenditures beyond budgeted. For example, U.S. FDA is now requiring that IND applications be submitted in eCTD format.

We currently do not have sufficient funds to fully pursue our R&D efforts and to pay for personnel to conduct this research. Because we expect to expend substantial resources on R&D, our success depends in large part on the results as well as the costs of our R&D. A failure in our R&D efforts or substantial increase in our R&D expenses would adversely affect our results of operations. R&D expenditures are uncertain and subject to much fluctuation. Factors affecting our R&D expenses include, but are not limited to:

•	the number and outcome of clinical studies we are planning to conduct; for example, our R&D expenses may increase based on the number of late-stage clinical studies that we may be required to conduct;

•	the number, extent, and outcome of pre-clinical studies we are planning to conduct; for example, our R&D expenses may increase based on the number and extent of IND-enabling pre-clinical studies including CMC Studies, Tox Package Studies, and Quality Programs that we may be required to conduct;

•	the number of drugs entering into pre-clinical development from research; for example, there is no guarantee that internal research efforts will succeed in generating sufficient data for us to make a positive development decision;

•	licensing activities, including the timing and amount of related development funding or milestone payments; for example, we may enter into agreements requiring us to pay a significant up-front fee for the purchase of in-process R&D that we may record as R&D expense; and

•	maintenance of our relationship with our licensing partner TheraCour and our rights and obligations under the license agreements, including any conflict, dispute or disagreement arising from our failure to satisfy payment obligations under such agreement, our ability to develop and commercialize the affected product candidate may be adversely affected. Any loss of our rights under our license agreements could delay or completely terminate our product development efforts for the affected product candidate; for example, since 2018 we have agreed to defer a monthly development fee owed to TheraCour; these deferred payments will become due upon IND filing and presently exceed six hundred thousand dollars ($600,000).

We will be unable to proceed with our business plan without obtaining additional financing to support its budgeted Research and Development and other costs.

We believe we have sufficient funds on hand to take one drug candidate into the IND application stage. However, we believe we will require approximately an additional $3 million to pursue the FDA approval process including an initial IND filing. There can be no assurance that we will be able to raise sufficient funds or that such funds will be raised on terms that will be favorable to us.

We have estimated a total cash expenditure budget of approximately $11.6 million for the next 12 months, of which approximately $9.6 million is expected to be spent on research and development for our drug candidates, including the IND filing, human clinical trials of one of our lead drug candidates, namely Skin Cream for Topical Treatment of Shingles, and approximately, $3 million is expected to be spent on research and development for our COVID-19 drug candidate, and $2 million is budgeted for general and administrative expenses.

However, we have limited experience with pharmaceutical drug development. Thus, our budget estimates are not based on experience, but rather based on advice given by our associates and consultants. As such, these budget estimates may not be accurate and additional work may become necessary or change in plans or workload may occur. Such changes may have an adverse impact on our estimated budget. Such changes may also have an adverse impact on our projected timeline of drug development.

We have limited experience in conducting or supervising clinical trials and must outsource all clinical trials.

We have limited experience in conducting or supervising clinical trials that must be performed to obtain data to submit in concert with applications for approval by the FDA. The regulatory process to obtain approval for drugs for commercial sale involves numerous steps. Drugs are subjected to clinical trials that allow development of case studies to examine safety, efficacy, and other issues to ensure that sale of drugs meets the requirements set forth by various governmental agencies, including the FDA. In the event that our protocols do not meet standards set forth by the FDA, or that our data is not sufficient to allow such trials to validate our drugs in the face of such examination, we might not be able to meet the requirements that allow our drugs to be approved for sale.

Because we have limited experience in conducting or supervising clinical trials, we plan to outsource our clinical trials to third parties. We have no control over their compliance with procedures and protocols used to complete clinical trials in accordance with standards required by the agencies that approve drugs for sale. There is no guarantee that any such third parties upon which we rely for administration and conduct of our clinical trials will devote adequate time and resources to such trials or perform as contractually required. If these subcontractors fail to meet these standards, the validation of our drugs would be adversely affected, causing a delay in our ability to meet revenue-generating operations. In addition, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive cash or equity compensation in connection with such services. If these relationships and any related compensation result in perceived or actual conflicts of interest, the integrity of the data generated at the applicable clinical trial site may be jeopardized.

We are subject to risks inherent in conducting clinical trials. The risk of non-compliance with FDA-approved good clinical practices by clinical investigators, clinical sites, or data management services could delay or prevent us from developing or ever commercializing our drug candidates.

Agreements with clinical investigators and medical institutions for clinical testing and with other third parties for data management services place substantial responsibilities on these parties, which could result in delays in, or termination of, our clinical trials if these parties fail to perform as expected. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these clinical investigators, medical institutions or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for or successfully commercialize our drug candidates.

We or regulators may suspend or terminate our clinical trials for a number of reasons. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the patients enrolled in our clinical trials. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the patients enrolled in our clinical trials.

Our clinical trial operations will be subject to regulatory inspections at any time. If regulatory inspectors conclude that we or our clinical trial sites are not in compliance with applicable regulatory requirements for conducting clinical trials, we may receive reports of observations or warning letters detailing deficiencies, and we will be required to implement corrective actions. If regulatory agencies deem our responses to be inadequate, or are dissatisfied with the corrective actions that we or our clinical trial sites have implemented, our clinical trials may be temporarily or permanently discontinued, we may be fined, we or our investigators may be precluded from conducting any ongoing or any future clinical trials, the government may refuse to approve our marketing applications or allow us to manufacture or market our drug candidates or we may be criminally prosecuted. If we are unable to complete clinical trials and have our products approved due to our failure to comply with regulatory requirements, we will be unable to commence revenue-generating operations.

Efforts of government and third-party payers to contain or reduce the costs of healthcare may adversely affect our revenues even if we were to develop an FDA approved drug.

Our ability to earn sufficient returns on our drug candidates may depend in part on the extent to which government health administration authorities, private health coverage insurers and other organizations will provide reimbursement for the costs of such drugs and related treatments. Significant uncertainty exists as to the reimbursement status of newly approved health care drugs, and we do not know whether adequate third-party coverage will be available for our drug candidates. If our current and proposed drugs are not considered cost-effective, reimbursement to the consumers may not be available or sufficient to allow us to sell drugs on a competitive basis. The failure of the government and third-party payers to provide adequate coverage and reimbursement rates for our drug candidates could adversely affect the market acceptance of our drug candidates, our competitive position and our financial performance.

If we were to successfully develop approvable drugs, before we can begin selling these drugs, we must obtain regulatory approval of our manufacturing facility and process or the manufacturing facility and process of the third party or parties with whom we may outsource our manufacturing activities. Pursuant to our intellectual property license, TheraCour will manufacture and supply our drug candidates. There is no guarantee that any TheraCour upon which we rely for manufacture and supply our drug candidates will perform as contractually required. In addition, the manufacture of our products must comply with the FDA’s current Good Manufacturing Practices regulations, commonly known as GMP regulations. The GMP regulations govern quality control and documentation policies and procedures. TheraCour’s manufacturing facilities will be continually subject to inspection by the FDA and other state, local and foreign regulatory authorities, before and after product approval. We cannot guarantee that TheraCour will be able to comply with the GMP regulations or other applicable manufacturing regulations.

As of the date of this filing, we and TheraCour have approximately sixteen employees including employees from TheraCour, and several consultants and independent contractors. The only consultant/contractor that we consider critical to the Company is TheraCour, discussed in the next risk factor. All other consultant/contractors would be more readily replaceable.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information. Disclosure of our trade secrets or proprietary information could compromise any competitive advantage that we have.

We depend upon confidentiality agreements with our officers, employees, consultants, and subcontractors to maintain the proprietary nature of the technology. These measures may not afford us sufficient or complete protection, and may not afford an adequate remedy in the event of an unauthorized disclosure of confidential information. In addition, others may independently develop technology similar to ours, otherwise avoiding the confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations.

We are dependent upon TheraCour for the rights to develop the products we intend to sell and our license agreements with TheraCour require that TheraCour is the sole developer and supplier of our licensed products.

Our ability to develop and sell the products the Company plans to develop is derived from our Licensing Agreements with TheraCour. While we hold the licenses in perpetuity, the Agreements may be terminated by TheraCour as a result of: failure to make any payment due under the license, the insolvency or bankruptcy proceedings by or against us, a general assignment by us to our creditors, our dissolution, cessation of our business operations for 90 days or more or the commencement by us or an affiliate to challenge or invalidate the issued patents.

We do not hold the rights to any other patents nor do we conduct our own research and development to develop other products to sell. In addition and pursuant to the terms of the license, TheraCour is the sole developer of our licensed products and we are required to pay TheraCour fees for indirect and direct costs incurred by TheraCour for its licensed products. Therefore, we are dependent upon TheraCour for all of our product development needs. Further, pursuant to our intellectual property license with TheraCour, TheraCour will manufacture and supply our drug candidates. If there is any conflict, dispute, disagreement or issue of non-performance between us and TheraCour regarding our rights or obligations under the license or other agreements, including any conflict, dispute or disagreement arising from our failure to satisfy payment obligations under such agreement, our ability to develop and commercialize the affected product candidate may be adversely affected. Any loss of our rights under our license agreements could delay or completely terminate our product development efforts for the affected product candidate. If the Company's agreement with TheraCour is terminated, it is unlikely we will be able to commence revenue-generating operations or that we could continue operating at all.

We license our core technology from TheraCour and we are dependent upon them as they have exclusive development rights. If we lose the right to utilize any of the proprietary information that is the subject of this license agreement, we may incur substantial delays and costs in development of our drug candidates.

We have entered into a number of licensing agreements with TheraCour, which holds approximately 20% of the voting power of our capital stock as of May 21, 2020. TheraCour is controlled by Anil Diwan, our founder, Chairman and President, and is a related party. TheraCour has exclusive rights to develop exclusively for us, the materials that comprise the core drugs of our planned business. TheraCour is a development stage company with limited financial resources and needs our progress payments to further the development of the nanoviricides. Since 2018 we have agreed to defer a monthly development fee owed to TheraCour; these deferred payments will become due upon IND filing and presently exceed six hundred thousand dollars ($600,000). We control the research and work TheraCour performs on its behalf and no costs may be incurred without our prior authorization or approval.

We do not currently have a license to the coronavirus field from TheraCour. However, TheraCour has not denied any licenses to us in the past. We typically begin the licensing process only after demonstrating effectiveness of some candidates in optimization stage. We are currently negotiating a Memorandum of Understanding with TheraCour for a license in the field of coronaviruses. However, there can be no assurance that we will be able to enter into a license agreement with TheraCour for the field of coronaviruses or that if we do so that they will be on terms favorable to us.

We depend on TheraCour and other third parties to perform manufacturing activities effectively and on a timely basis. If these third parties fail to perform as required, this could impair our ability to deliver our products on a timely basis or cause delays in our clinical trials and applications for regulatory approval, and these events could harm our competitive position and adversely affect our ability to commence revenue-generating operations. The manufacturing process for pharmaceutical products is highly regulated, and regulators may shut down manufacturing facilities that they believe do not comply with regulations. We and our manufacturers are subject to the FDA’s current Good Manufacturing Practices, which are extensive regulations governing manufacturing processes, stability testing, record keeping and quality standards and similar regulations are in effect in other countries. In addition, our manufacturing operations are subject to routine inspections by regulatory agencies.

We will rely upon licensed patents to protect our technology. We may be unable to obtain or protect such intellectual property rights, and we may be liable for infringing upon the intellectual property rights of others.

Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies and the proprietary technology of others with which we have entered into licensing agreements. We have exclusive licenses from TheraCour to novel technologies, proprietary technologies, and knowhow, some of which has been filed in patent applications, and we expect to file patents of our own in the coming years. There can be no assurance that any of these patent applications will ultimately result in the issuance of a patent with respect to the technology owned by us or licensed to us. The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations. The standards that the United States Patent and Trademark Office use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. Further, we rely on a combination of trade secrets, know-how, technology and nondisclosure, and other contractual agreements and technical measures to protect our rights in the technology. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

We do not believe that any of the drug candidates we are currently developing infringe upon the rights of any third parties nor are they infringed upon by third parties; however, there can be no assurance that our technology will not be found in the future to infringe upon the rights of others or be infringed upon by others. In such a case, others may assert infringement claims against us, and should we be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our drug candidates so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Conversely, we may not always be able to successfully pursue our claims against others that infringe upon our technology and the technology exclusively licensed from the TheraCour. Thus, the proprietary nature of our technology or technology licensed by us may not provide adequate protection against competitors.

Moreover, the cost to us of any litigation or other proceeding relating to our patents and other intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s efforts. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

Other companies or organizations may assert patent rights that prevent us from developing and commercializing our drug candidates.

We are in a relatively new scientific field that has generated many different patent applications from organizations and individuals seeking to obtain important patents in the field. Because the field is so new, very few of these patent applications have been fully processed by government patent offices around the world, and there is a great deal of uncertainty about which patents will issue, when, to whom, and with what claims. It is possible that there will be significant litigation and other proceedings, such as interference proceedings in various patent offices, relating to patent rights in the field. Others may attempt to invalidate our patents or other intellectual property rights. Even if our rights are not directly challenged, disputes among third parties could lead to the weakening or invalidation of those intellectual property rights.

Thus, it is possible that one or more organizations will hold patent rights to which we will need a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some of our technology and drug candidates, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations.

The expiration or loss of patent protection may adversely affect our future revenues and operating earnings.

We rely on patent, trademark, trade secret and other intellectual property protection in the discovery, research and of our product candidates. In particular, patent protection is important in the development and eventual commercialization of our products and product candidates. Patents covering our products and product candidates normally provide market exclusivity, which is important in order for our products and product candidates to become profitable.

The issued patents that we currently license expire between 2021 and 2029. While we believe the patent holders may seek additional patent coverage which may protect the technology underlying these patents, there can be no assurances that such additional patent protection will be granted, or if granted, that these patents will not be infringed upon or otherwise held enforceable. Even if we are successful in obtaining a patent, patents have a limited lifespan and we currently do not have any products for sale. In the United States, the natural expiration of a utility patent typically is generally 20 years after it is initially filed. Various extensions and adjustments may be available; however, the life of a patent, and the protection it affords, is limited. Without patent protection for our products and product candidates, we may be open to competition from generic versions of such methods and devices.

Maintaining a worldwide patent portfolio is expensive. Although we have been granted patents in numerous countries based on our core technology described in PCT applications, we may not continue to pay the fees to maintain all our issued patents outside of the U.S., for example we have allowed our rights in certain countries to lapse. For example, we have allowed national and regional counterparts of issued patents to lapse with respect to PCT application PCT/US06/01820 and PCT/US07/01607, including patents in Australia, China, Portugal, New Zealand, Norway and Eurasian countries.

We lack suitable facilities for clinical testing and we rely upon third parties.

We do not have facilities that could be used to conduct clinical testing. We expect to contract with third parties to conduct all clinical testing required to obtain approvals for any drugs that we might develop. We currently outsource all testing to a number of third parties in various collaborations and service contracts. Any of our collaborators or service providers may discontinue the service contract or collaboration. If this were to occur, then we would be required to modify our priorities and goals, obtain other collaborators or service providers to replace the ones we lose, or we may even be forced to abandon certain drug development programs. In addition, any failures by third parties to adequately perform their responsibilities may delay the submission of our proposed products for regulatory approval, impair our ability to deliver our products on a timely basis, increase our costs, or otherwise impair our competitive position.

We may be unable to attract, retain, and motivate skilled personnel which will delay our product development programs and our research and development efforts.

Our success depends on our continued ability to attract, retain, and motivate highly qualified scientific personnel who must undergo extensive training to assist in our research programs. Competition for skilled and qualified personnel and academic and other research collaborations is intense. These employees are highly specialized and require significant training to work on our technology. As a result, if we lose the services of personnel with the necessary skills, or if there are extensive delays in training such personnel, it could significantly impede the achievement of our research and development objectives.

Due to our financial uncertainty, we have lost almost half of the employees that were recently employed by us and by TheraCour. Accordingly, we are currently experiencing extreme staffing constraints as well as financing constraints that have already caused substantial delays and may continue to cause further delays in our estimated timelines, unless we are successful at raising additional funds and at attracting and retaining highly skilled employees with specific skill-sets. There can be no assurance that we will be able to raise sufficient funding or that even if we are able to raise funding on terms favorable to us, that we will be able to hire and retain such qualified employees, The inability to hire and retain these employees will significantly delay our objectives including filing an IND with the FDA.

We have no sales and marketing personnel.

We are an early stage development company with limited resources. We do not currently have any products available for sale, so have not secured sales and marketing staff at this early stage of operations. We cannot generate sales without a sales or marketing staff and we cannot guarantee we will be successful in developing one. Even if we were to successfully develop approvable drugs, we will not be able to sell these drugs if we or our third-party manufacturers fail to comply with manufacturing regulations.

Since we cannot predict whether or when we will obtain regulatory approval to commercialize our product candidates, we cannot predict the timing of any future revenue from these product candidates.

We cannot commercialize any of our product candidates to generate revenue until the appropriate regulatory authorities have reviewed and approved the marketing applications for the product candidates. We cannot ensure that the regulatory agencies will complete their review processes in a timely manner or that we will obtain regulatory approval for any product candidate that we or our collaborators develop. Satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. Regulatory approval processes outside the United States include all of the risks associated with the FDA approval process. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of product development, clinical trials and FDA regulatory review.

Our collaborative relationships with third parties could cause us to expend significant resources and incur substantial business risk with no assurance of financial return.

We anticipate substantial reliance upon strategic collaborations for marketing and the commercialization of our drug candidates and we may rely even more on strategic collaborations for R&D of our other drug candidates. Our business depends on our ability to sell drugs to both government agencies and to the general pharmaceutical market. Offering our drug candidates for non-medical applications to government agencies does not require us to develop new sales, marketing or distribution capabilities beyond those already existing in the company. Selling antiviral drugs, however, does require such development. We plan to sell antiviral drugs through strategic partnerships with pharmaceutical companies. If we are unable to establish or manage such strategic collaborations on terms favorable to us in the future, our revenue and drug development may be limited. To date, we have not entered into any strategic collaboration with third parties capable of providing these services. In addition, we have not yet marketed or sold any of our drug candidates or entered into successful collaborations for these services in order to ultimately commercialize our drug candidates.

If we determine to enter into R&D collaborations during the early phases of drug development, our success will in part depend on the performance of our research collaborators. We will not directly control the amount or timing of resources devoted by our research collaborators to activities related to our drug candidates. Our research collaborators may not commit sufficient resources to our programs. If any research collaborator fails to commit sufficient resources, our preclinical or clinical development programs related to such collaboration could be delayed or terminated. Also, our collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Finally, if we fail to make required milestone or royalty payments to our collaborators or to observe other obligations in our agreements with them, our collaborators may have the right to terminate those agreements.

Manufacturers producing our drug candidates must follow current GMP regulations enforced by the FDA and foreign equivalents. If a manufacturer of our drug candidates does not conform to the current GMP regulations and cannot be brought up to such a standard, we will be required to find alternative manufacturers that do conform. This may be a long and difficult process and may delay our ability to receive FDA or foreign regulatory approval of our drug candidates and cause us to fall behind on our business objectives.

Establishing strategic collaborations is difficult and time-consuming. Our discussion with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. Even if we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of our drug candidates or the generation of sales revenue. To the extent that we enter into collaborative arrangements, our drug revenues are likely to be lower than if we directly marketed and sold any drugs that we may develop.

Management of our relationships with our collaborators will require:

•	significant time and effort from our management team;

•	coordination of our marketing and R&D programs with the marketing and R&D priorities of our collaborators; and

•	effective allocation of our resources to multiple projects.

We employ the use of certain chemical and biological agents and compounds that may be deemed hazardous and we are therefore subject to various environmental laws and regulations. Compliance with these laws and regulations may result in significant costs, which could materially reduce our ability to become profitable.

We use hazardous materials, including chemicals and biological agents and compounds that could be dangerous to human health and safety or the environment. As appropriate, we safely store these materials and wastes resulting from their use at our laboratory facility pending their ultimate use or disposal. We contract with a third party to properly dispose of these materials and wastes. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes. We may incur significant costs complying with environmental laws and regulations adopted in the future.

We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations. We may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Our failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

If we use biological and hazardous materials in a manner that causes injury, we may be liable for damages.

Our R&D and manufacturing activities will involve the use of biological and hazardous materials. Although we believe our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use, storage, handling or disposal of these materials. We carry $5,000,000 casualty and general liability insurance policies. Accordingly, in the event of contamination or injury, we could be held liable for damages or penalized with fines in an amount exceeding our resources and insurance coverage, and our clinical trials or regulatory approvals could be suspended.

We depend upon our senior management and their loss or unavailability could put us at a competitive disadvantage.

We currently depend upon the efforts and abilities of our management team. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. We have not obtained, do not own, nor are we the beneficiary of key-person life insurance for all of our key personnel.

We believe that our President, Dr. Anil Diwan, is critical to our success. We are a limited beneficiary of a certain amount of key man insurance for Anil Diwan that we maintain. However, there can be no assurances that the amount of the key man insurance coverage would be sufficient to provide replacement of this key officer for continuing our operations in a timely manner, should such an event arise.

We also maintain a limited amount of directors and officers liability insurance coverage to protect all of our directors and executive officers taken together. There can be no assurance that this D&O coverage will be sufficient to cover the costs of the events that may lead to its invocation, in which case, there could be a substantial impact on our ability to continue operations, should such an unforeseen event occur.

There are conflicts of interest among our officers, directors and stockholders.

Certain of our executive officers and directors and their affiliates are engaged in other activities and have interests in other entities on their own behalf or on behalf of other persons. Neither we, nor our stockholders will have any rights in these ventures or their income or profits. Specifically, Dr. Anil Diwan owns approximately 90% of the capital stock of TheraCour, which as of May 21, 2020, owned approximately 20% of our voting securities including 6% of our common stock, and 54% of our Series A preferred stock, and provides the nanomaterials to us with which we intend to develop our products and is the holder of the intellectual property rights through his ownership of a third company AllExcel, Inc. While we are not aware of any conflict that has arisen or any transaction that has not been conducted on an arm's length basis to date, Dr. Diwan may have conflicting fiduciary duties between us, TheraCour and AllExcel, for which he must recuse himself from certain of our decision-making processes.

We do not allow a conflicted shareholder, director, or executive officer to vote on matters wherein a conflict may be perceived. The conflicted person or entity is not allowed to nominate an alternate person to vote for them either. Other than this safeguard, we currently do not have any policy in place, should such a conflict arise.

In particular:

•	Our executive officers or directors or their affiliates may have an economic interest in, or other business relationship with, partner companies that invest in us.

•	Our executive officers or directors or their affiliates have interests in entities that provide products or services to us.

In any of these cases:

•	Our executive officers or directors may have a conflict between our current interests and their personal financial and other interests in another business venture.

•	Our executive officers or directors may have conflicting fiduciary duties to us and the other entity.

•	The terms of transactions with the other entity may not be subject to arm’s length negotiations and therefore may be on terms less favorable to us than those that could be procured through arm’s length negotiations.

We anticipate entering into contracts with various U.S. government agencies. In contracting with government agencies, we will be subject to various federal contract requirements. Future sales to U.S. government agencies will depend, in part, on our ability to meet these requirements, certain of which we may not be able to satisfy.

We may enter into contracts with various U.S. government agencies which have special contracting requirements that give the government agency various rights or impose on the other party various obligations that can make the contracts less favorable to the non- government party. Consequently, if a large portion of our revenue is attributable to these contracts, our business may be adversely affected should the governmental parties exercise any of these additional rights or impose any of these additional obligations.

U.S. government contracts typically contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which subjects us to additional risks. These risks include the ability of the U.S. government to unilaterally:

•	suspend or prevent us for a set period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;

•	terminate our existing contracts;

•	reduce the scope and value of our existing contracts;

•	audit and object to our contract-related costs and fees, including allocated indirect costs;

•	control and potentially prohibit the export of our drug candidates; and

•	change certain terms and conditions in our contracts.

The U.S. government may terminate any of its contracts with us either for its convenience or if we default by failing to perform in accordance with the contract schedule and terms. Termination for convenience provisions generally enable us to recover only our costs incurred or committed, and settlement expenses and profit on the work completed prior to termination. Termination for default provisions do not permit these recoveries and make us liable for excess costs incurred by the U.S. government in procuring undelivered items from another source.

As a U.S. government contractor, we may become subject to periodic audits and reviews. Based on the results of these audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. As part of any such audit or review, the U.S. government may review the adequacy of, and our compliance with, our internal control systems and policies, including those relating to our purchasing, property, compensation and/or management information systems. In addition, if an audit or review uncovers any improper or illegal activity, we may be subject to civil and criminal penalties and administrative sanctions, including termination of our contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government. We could also suffer serious harm to our reputation if allegations of impropriety were made against us. In addition, under U.S. government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our R&D costs and some marketing expenses, may not be reimbursable or allowed under our contracts. Further, as a U.S. government contractor, we may become subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

We may fail to obtain contracts to supply the U.S. government, and we may be unable to commercialize our drug candidates.

The U.S. government has undertaken commitments to help secure improved countermeasures against bio-terrorism. The process of obtaining government contracts is lengthy and uncertain, and we would compete for each contract. Moreover, the award of one government contract would not necessarily secure the award of future contracts covering the same drug. If the U.S. government makes significant future contract awards for the supply of its emergency stockpile to our competitors, our business will be harmed and it is unlikely that we will be able to ultimately commercialize our competitive drug candidate.

In addition, the determination of when and whether a drug is ready for large scale purchase and potential use will be made by the government through consultation with a number of government agencies, including the FDA, the NIH, the CDC and the Department of Homeland Security. Congress has approved measures to accelerate the development of bio-defense drugs through NIH funding, the review process by the FDA and the final government procurement contracting authority. While this may help speed the approval of our drug candidates, it may also encourage competitors to develop their own drug candidates.

The market for government stockpiling of H5N1 medicines and other antiviral drugs in the Strategic National Stockpile is fairly new and uncertain.

At the present many governments have already stockpiled influenza medicines for H5N1. We cannot predict with certainty the size of the market, if any for all of the antiviral drugs that the governments may want to stockpile. Consequently, we cannot predict whether sales, if any, to governments will be sufficient to fund our business plan and commence revenue-generating operations.

If the U.S. government fails to continue funding bio-defense drug candidate development efforts or fails to purchase sufficient quantities of any future bio-defense drug candidate, we may be unable to generate sufficient revenues to continue operations.

While we have not yet received U.S. government funding, we hope to receive funding from the U.S. government for the development of our bio-defense drug candidates. Changes in government budgets and agendas, however, may result in future funding being decreased and de-prioritized, and government contracts typically contain provisions that permit cancellation in the event that funds are unavailable to the government agency. Furthermore, we cannot be certain of the timing of any future funding, and substantial delays or cancellations of funding could result from protests or challenges from third parties. If the U.S. government fails to continue to adequately fund R&D programs, we may be unable to generate sufficient revenues to continue operations. Similarly, if we develop a drug candidate that is approved by the FDA, but the U.S. government does not place sufficient orders for this drug, our future business may be harmed.

Risks Related to the Biotechnology/Biopharmaceutical Industry

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition. We may be unable to compete with enterprises equipped with more substantial resources than us.

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition based primarily on scientific and technological factors. These factors include the availability of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain government approval for testing, manufacturing and marketing.

Our shingles drug candidate would compete with Valtrex®, an approved drug (valacyclovir), and other acyclovir-related nucleoside analogs, and new drugs in the pipeline. FV-100, a VZV-specific nucleoside analog was in Phase 3 clinical trials that were terminated. Development of ASP2151, a helicase/primase inhibitor, was terminated due to adverse events in healthy persons in clinical trials. We are not aware of any further drugs in clinical trials for the treatment of shingles. Painkillers such as lidocaine formulations and oxycodone formulations were in clinical trials for symptomatic relief of PHN.

Our HSV-1 and HSV-2 skin cream drug candidates would compete with branded and unbranded available skin creams, such as Abreva™, as well as with branded and unbranded oral drug candidates against herpes, such as those based on acyclovir, valacyclovir, gancyclovir, among others. It is not known until after human clinical trials whether our drug candidates provide patient benefits beyond those of these drugs. Other drugs against herpes that are in the pipeline, if approved prior to our drug approval, would also be competition. Several drugs are in clinical trials for HSV-1 and/or HSV-2 treatment. These include brincidofovir, cyclopropavir, valamocyclovir, pritelivir, letermovir, as well as antibodies. Their patient benefit profiles are not known at present.

Our anti-influenza drug in development, FluCide, would compete with neuraminidase inhibitors Tamiflu and Relenza, anti-influenza drugs that are sold by Roche and Glaxo SmithKline (GSK), respectively. Generic competitors include amantadine and rimantadine, both oral. BioCryst Pharmaceuticals, Inc. has achieved US FDA approval for IV Infusions formulations of peramivir, an influenza neuraminidase inhibitor, for the treatment of uncomplicated influenza. Peramivir is approved in Japan and had obtained emergency use authorization in the US. Its effectiveness during multiple clinical trials was found to be severely limited. Recently, a new drug, Xofluza (Baloxavir marboxil), developed by Shionogi, Inc., has been approved in Japan, and licensed in the US and the rest of the world by Genentech/Roche. On October 24, 2018, the U.S. FDA approved it for the treatment of acute uncomplicated influenza in people 12 years of age and older who have been symptomatic for no more than 48 hours. It is an influenza viral endonuclease PA inhibitor. Other drugs in this class are in clinical trials. So are drugs targeting the m7G cap-snatching activity (PB2) of influenza virus such as VX787, and antibodies. Several H5N1 bird flu, and influenza novelH1N1/2009 vaccines are also in development worldwide. Several companies are developing anti-influenza drugs and vaccines.

We compete with specialized biopharmaceutical firms in the United States, Europe and elsewhere, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations, many of which have greater market presence and resources than we do. Many biopharmaceutical companies have focused their development efforts in the human therapeutics area, including cancer. Many major pharmaceutical companies have developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies. These companies, as well as academic institutions, government agencies and private research organizations, also compete with us in recruiting and retaining highly qualified scientific personnel and consultants. Our ability to compete successfully with other companies in the pharmaceutical field will also depend to a considerable degree on the continuing availability of capital to us.

We are aware of numerous products under development or manufactured by competitors that are used for the prevention or treatment of certain diseases we have targeted for drug development. Various companies are developing biopharmaceutical products that potentially directly compete with our drug candidates even though their approach to such treatment is different.

We hope that our drug candidates under development and in clinical trials will address major markets within the anti-viral sector. Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of the market introduction of some of our potential drugs or of competitors’ products may be an important competitive factor. Accordingly, the relative speed with which we can develop drugs, complete pre-clinical testing, clinical trials, approval processes and supply commercial quantities to market are important competitive factors. We expect that competition among drugs approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent protection.

The successful development of biopharmaceuticals is highly uncertain. A variety of factors including, pre-clinical study results or regulatory approvals, could cause us to abandon development of our drug candidates.

Successful development of biopharmaceuticals is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Products that appear promising in the early phases of development may fail to reach the market for several reasons including:

•	pre-clinical study results that may show the product to be less effective than desired (e.g., the study failed to meet its primary objectives) or to have harmful or problematic side effects;

•	failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis or an IND and later NDA, preparation, discussions with the FDA, an FDA request for additional pre-clinical or clinical data or unexpected safety or manufacturing issues;

•	manufacturing costs, pricing or reimbursement issues, or other factors that make the product not economical; and

•	the proprietary rights of others and their competing products and technologies that may prevent the product from being commercialized.

Success in pre-clinical and early clinical studies does not ensure that large-scale clinical studies will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical studies and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one product to the next, and may be difficult to predict.

Risks Related to the Securities Markets and Investments in Our Securities

General securities market uncertainties resulting from the COVID-19 pandemic.

Since the outset of the pandemic the US and worldwide national securities markets have undergone unprecedented stress due to the uncertainties of the pandemic and the resulting reactions and outcomes of government, business and the general population. These uncertainties have resulted in declines in all market sectors, increases in volumes due to flight to safety and governmental actions to support the markets. As a result, until the pandemic has stabilized, the markets may not be available to us for purposes of raising required capital. Should we not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible we may be unable to sustain the necessary capital to pursue our strategic plan and may have to reduce the planned future growth and scope of our operations.

If we do not meet the continued listing standards of the NYSE American our common stock could be delisted from trading, which could limit investors' ability to make transactions in our common stock and subject us to additional trading restrictions.

As of September 25, 2013, our common stock began trading on the NYSE American, which imposes continued listing requirements with respect to listed shares. If, however, we fail to satisfy the continued listing standards, such as, for example, the requirement that our shares not trade "for a substantial period of time at a low price per share," fail to meet stockholders equity requirements, or that we not dispose of our principal operating assets or discontinue a substantial portion of our operations, among other requirements, the NYSE American may issue a non-compliance letter or initiate delisting proceedings. If our securities are delisted from trading on the NYSE American and we are not able to list our securities on another exchange or to have them quoted on NASDAQ, our securities could be quoted on the OTC Markets Group. As a result, we could face significant adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities

•	a limited amount of news and analyst coverage for us; and

•	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will reduce or might eliminate our profitability.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. To comply with these requirements, our independent registered auditors will have to review our quarterly financial statements and audit our annual financial statements. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to Commission enforcement proceedings.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Historically, the price of our common stock has fluctuated greatly. If, the market price of the common stock is less than $5.00 per share and the common stock does not fall within any exemption, it therefore may be designated as a “penny stock” according to SEC rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our stock price may be volatile and your investment in our common stock could suffer a decline in value.

The price of our common stock, as traded on the NYSE American, may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include but are not limited to:

•	progress of our products through the regulatory process

•	results of preclinical studies and clinical trials;

•	announcements of technological innovations or new products by us or our competitors;

•	government regulatory action affecting our products or our competitors’ products in both the United States and foreign countries;

•	developments or disputes concerning patent or proprietary rights;

•	general market conditions for emerging growth and pharmaceutical companies;

•	economic conditions in the United States or abroad;

•	actual or anticipated fluctuations in our operating results;

•	broad market fluctuations; and

•	changes in financial estimates by securities analysts.

A registration of a significant amount of our outstanding restricted stock may have a negative effect on the trading price of our stock.

At May 21, 2020, our shareholders held 1.3 million shares of restricted stock, which constitutes approximately 17% of the outstanding common stock. If we were to file a registration statement including all of these shares, and the registration is allowed by the SEC, these shares would be freely tradable upon the effectiveness of the planned registration statement. If investors holding a significant number of freely tradable shares decide to sell them in a short period of time following the effectiveness of a registration statement, such sales could contribute to significant downward pressure on the price of our stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund our operational requirements, which would dilute share ownership. Such sales of additional equity securities may adversely affect the market price of our common stock and your rights in the company may be reduced.

The company’s continued viability depends on its ability to raise capital. We expect to continue to incur drug development and selling, general and administrative costs. Changes in economic, regulatory or competitive conditions may lead to cost increases. Management may determine that it is in the best interest of the company to develop new services or products. In any such case additional financing is required for the company to meet its operational requirements. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. The sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock. Also, any new securities issued may have greater rights, preferences or privileges than our existing common stock. Our stockholders may experience substantial dilution upon such issuances and a reduction in the price that they are able to obtain upon sale of their shares. There can be no assurances that the company will be able to obtain such financing on terms acceptable to the company and at times required by the company, if at all. In such event, the company may be required to materially alter its business plan or curtail all or a part of its operational plans as detailed under in Requirements for Additional Capital in Management’s Discussion and Analysis in this prospectus.

We are authorized to issue up to 150,000,000 shares of common stock without additional approval by shareholders. As of May 21, 2020, we had outstanding 7,692,194 shares of common stock , warrants exercisable into 22,505 shares of common stock, options exercisable into 5,000 shares of common stock and 368,215 shares of Series A Preferred Stock that are convertible, only in the event of a change in control, into 1,288,753 shares of common stock.

Large amounts of our common stock will be eligible for resale under Rule 144.

As of May 21, 2020, approximately 1.3 million of 7,692,194 issued and outstanding shares of the Company’s Common Stock were restricted securities as defined under Rule 144 of the Securities Act of 1933 and under certain circumstances may be resold without registration pursuant to Rule 144. In addition, the 368,215 shares of Series A Preferred Stock are restricted and convertible into 1,288,753 shares of Common Stock solely in the event of a change of control our company.

As of May 21, 2020, approximately 152,189 shares of our restricted shares of common stock are held by shareholders who may avail themselves of the public information requirements and sell their in accordance with Rule 144. As a result, some or all of these shares may be sold in accordance with Rule 144 potentially causing the price our company’s shares to decline.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a one-year holding period. Any substantial sale of the company’s common stock pursuant to Rule 144 may have an adverse effect on the market price of our common stock.

The requirements of complying with the Sarbanes-Oxley act may strain our resources and distract management.

We are subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act of 2002. The costs associated with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Historically, we have maintained a small accounting staff, but in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight will be required. This includes, among other things, activities necessary for supporting our independent public auditors. This effort may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Risks Relating to this Offering

If you purchase our shares in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The public offering price per share of our common stock, may be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the sale of 1,400,000 shares of our common stock, in this offering, at a public offering price of $7.30 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by, purchasers of our common stock in this offering will incur immediate dilution of $4.26 per share in the net tangible book value of the common stock they acquire. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

In addition, to the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

Securities analysts may not cover our common stock and this may have a negative impact on the market price of our common stock.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

Volatility in our Common Stock price may subject us to securities litigation.

The market for our Common Stock may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019:

•	on an actual basis;

•

On a proforma basis to reflect (i) the sale of 2,875,000 shares of common stock at the offering price of $3.00 per share in an underwritten offering that closed on January 24, 2020, (ii) the exchange of 347,222 existing warrants for 677,224 shares of restricted common stock and 347,222 new warrants at an exercise price of $3.00 in settlement of the warrant holders litigation, on January 24, 2020, and (iii) the issuance 180,087 shares of restricted common stock upon the exercise of 347,222 new warrants pursuant to a cashless exercise option on March 23, 2020 and March 25, 2020;

•	On a pro forma adjusted basis, to give further effect to the issuance and sale in this offering of 1,400,000 shares of common stock at the offering price of $7.30 per common share after deducting the placement agent fees and estimated offering expenses payable by us.

	As of December 31, 2019
			Pro forma
	Actual	Pro forma	As adjusted
Cash, cash equivalents and marketable securities	$707,648	$8,165,223	$17,492,623
Mortgage Loan -related party	$1,062,337	$1,062,337	$1,062,337

Stockholders' equity:
Series A Convertible Preferred stock, par value $0.001 per share, 425,000 shares designated, 366,488 shares authorized actual	$366	$366	$366
Common stock, par value $0.001 per share 7,500,000 shares authorized actual, 150,000,000 authorized pro forma; 3,870,572 shares issued , actual; 7,602,883 shares issued , proforma; 9,002,883 shares issued pro forma as adjusted	3,871	7,603	9,003
Additional paid-in capital	103,323,412	117,653,680	126,979,680
Accumulated deficit	(95,605,245)	(101,110,513)	(101,110,513)
Total stockholders' equity	$7,722,404	$16,551,136	$25,878,536

The number of issued and outstanding shares as of December 31, 2019 in the table excludes:

•	370,012 common shares issuable upon exercise of unregistered warrants.

•	1,282,708 common shares issuable upon conversion of the Series A preferred shares

•	5,000 common shares issuable upon exercise of outstanding options.

DILUTION

If you invest in our common stock in this offering you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 31, 2019 was approximately $6.7 million, or $1.73 per share of our common stock. Net tangible book value per share as of December 31, 2019 is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of December 31, 2019.

After giving effect to the sale of 1,400,000 shares of our common stock in this offering at the offering price of $7.30 per share, and after deducting the placement agent fees and the estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $16 million, or approximately $3.04 per share of common stock, as of December 31, 2019. This represents an immediate increase in the net tangible book value of approximately $1.31 per share to our existing stockholders, and an immediate dilution of approximately $4.26 per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Offering price per share		$7.30
Net tangible book value per share as of December 31, 2019	$1.73
Increase in net tangible book value per share attributable to this offering	$1.31
As adjusted net tangible book value per share as of December 31, 2019 after giving effect to this offering		$3.04
Dilution per share to investors purchasing shares in this offering		$4.26

The number of shares of our common stock shown above outstanding immediately before and after this offering is based on 3,870,572 shares outstanding as of December 31, 2019, and excludes, as of such date:

•	5,000 shares of our common stock subject to outstanding options having a weighted average exercise price of $10.00 per share;

•	1,282,708 shares of our common stock reserved for issuance pursuant to the conversion of 366,488 shares of preferred stock; and

•	370,012 shares of our common stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $13.45.

The above illustration of dilution per share to investors participating in this offering assumes no conversion of outstanding shares of preferred stock and no exercise of outstanding options or outstanding warrants to purchase shares of our common stock. The conversion of outstanding shares of preferred stock or exercise of outstanding options or warrants having a conversion price per share or exercise price per share that is less than the offering price per share will increase dilution to investors in this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9,327,400, after deducting the placement agents’ fees and the estimated offering expenses payable by us.

We intend to use the net proceeds for working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations. We do not have any specific plans for acquisitions or other business combinations at this time. Our management will retain broad discretion in the allocation of the net proceeds from this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

This prospectus supplement and the accompanying prospectus relate to the offering of 1,400,000 shares of our common stock.

General. We are authorized to issue 150,000,000 shares of common stock, $.001 par value. As of May 21, 2020, there were 7,692,194 shares of Common Stock issued and outstanding held by approximately 10,000 beneficial holders.

Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends. Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have not historically declared or paid cash dividends on our common stock.

Other Rights. In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of common stock are, and all shares of common stock issued by us under this prospectus supplement or that we may issue in an offering under the accompanying prospectus will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors has designated or may designate and that we are issuing under this prospectus supplement or that we may issue in one or more offerings under the accompanying prospectus or at other times in the future.

PLAN OF DISTRIBUTION

Maxim Group, LLC and Kingswood Capital Markets, a division of Benchmark Investments, Inc. have agreed to act as placement agents in connection with this offering subject to the terms and conditions of the placement agent agreement dated May 21, 2020. We refer to Maxim Group LLC and Kingswood Capital Markets as the placement agents. The placement agents are not purchasing or selling any of the shares of our Common Stock offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares of our Common Stock, but have agreed to use their reasonable best efforts to arrange for the sale of all of the shares of our Common Stock offered hereby. Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares of our Common Stock offered pursuant to this prospectus supplement. We will make offers only to a limited number institutional accredited investors.

We have agreed to indemnify the placement agents against specified liabilities, including liabilities under the Securities Act, and to contribute to payments placement agents may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agents a placement agent fee equal to 8% of the aggregate purchase price of the shares of our Common Stock sold in this offering. The following table shows the per share and total cash placement agent fees we will pay to the placement agents in connection with the sale of the shares of our Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Share	Total
Offering price	$7.30	$10,220,000
Placement agent fees	$0.584	$817,600
Proceeds, before expenses, to us	$6.176	$9,402,400

In addition, we have agreed to reimburse the placement agents for actual out-of-pocket accountable expenses up to $75,000, in the aggregate.

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $150,000.

Our directors and executive officers have entered enter into customary "lock-up" agreements pursuant to which they have agreed for a period of sixty (60) days from the date of this prospectus, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities, absent certain customary exceptions contained in such agreement, without the placement agents prior written consent, which consent shall not be unreasonably withheld.

In addition, we have agreed that for a period of thirty (30) days after the closing date of the offering to which this prospectus relates the Company will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement between us and certain investors, dated as of the date hereof (the “Securities Purchase Agreement”)) other than an Exempt Issuance (as defined in the Securities Purchase Agreement). We have also agreed that for a period of ninety (90) days after the closing date of the offering to which this prospectus relates, we are prohibited from effecting or entering into an agreement to effect any issuance by us or any of our subsidiaries of common stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement).

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agents acting as principals. Under these rules and regulations, the placement agents:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agents or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agents’ respective website and any information contained in any other website maintained by the placement agents are not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agents, and should not be relied upon by investors.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agents may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (303) 282-4800.

Listing. Our common stock is traded on the NYSE American under the symbol “NNVC.” Any common stock we sell under this prospectus supplement or the accompanying prospectus, as it may be further supplemented, will be listed on the NYSE American.

LEGAL MATTERS

The validity of our securities issuable hereunder has been passed upon for NanoViricides, Inc. by McCarter & English, LLP, East Brunswick, New Jersey. Loeb & Loeb LLP, New York, New York is acting as counsel for the Placement Agents in connection with various matters related to the securities offered hereby.

EXPERTS

The balance sheets of NanoViricides, Inc. as of June 30, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2019, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation, our directors will not be personally liable to us or to our shareholders for monetary damages for any breach of their fiduciary duty as a director, except liability for the following:

•	Any breach of their duty of loyalty to our Company or to our stockholders.

•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Nevada Revised Statutes.

•	Any transaction from which the director derived an improper personal benefit.

We believe that these limitation of liability provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability provisions in our Articles of Incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any documents that we have filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus supplement and accompanying prospectus are part of a registration statement (and amendments thereto) that we filed with the Commission. This prospectus supplement and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the Commission. You can obtain a copy of the registration statement from the Commission at the address listed above or from the Commission’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” some of the documents we file with it into this prospectus supplement and accompanying prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus supplement; and

•	later information that we file with the Commission will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on August 23, 2019;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2019, September 30, 2019 and March 31, 2019, filed with the SEC on February 14, 2020, November 15, 2019 and May 15, 2019, respectively.

•	Our Current Reports on Form 8-K filed with the SEC on September 26, 2019, November 6, 2019, December 13, 2019, December 19, 2019, as amended on January 2, 2020, January 27, 2020, January 28, 2020, February 11, 2020, March 20, 2020, May 14, 2020 and May 19, 2020.

•	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 23, 2013, including any amendments or reports filed for the purpose of updating that description.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus supplement forms a part shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date they are filed.

You should assume that the information appearing in this prospectus supplement is accurate as of the date of this prospectus supplement only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

NANOVIRICIDES, INC.

1 Controls Drive

Shelton, Connecticut 06484

Phone: (203) 937-6137

Email: info@nanoviricides.com

AUDITED FINANCIAL STATEMENTS OF FOR THE YEARS ENDED JUNE 30, 2019 AND 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

NanoViricides, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of NanoViricides, Inc. (the "Company") as of June 30, 2019 and 2018, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2019, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring losses from operations and negative cash flows from operating activities raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2014.

/s/ EISNERAMPER LLP
Iselin, New Jersey
August 23, 2019, except for Note 1 (Reverse Stock Split) as to which date is September 25, 2019

NanoViricides, Inc.

Balance Sheets

	June 30, 2019	June 30, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,555,207	$7,081,771
Prepaid expenses	270,214	240,257
Total Current Assets	2,825,421	7,322,028

PROPERTY AND EQUIPMENT
Property and equipment	14,092,177	14,018,383
Accumulated depreciation	(3,864,930)	(3,177,290)
Property and equipment, net	10,227,247	10,841,093

TRADEMARK AND PATENTS
Trademark and patents	458,954	458,954
Accumulated amortization	(92,296)	(84,025)
Trademark and patents, net	366,658	374,929

OTHER ASSETS
Security deposits	3,515	3,515
Service agreements	25,672	4,647
Other Assets	29,187	8,162
Total Assets	$13,448,513	$18,546,212

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$309,893	$223,339
Accounts payable – related parties	823,783	107,468
Derivative liability – warrants	1,645,606	298,092
Accrued expenses	68,871	253,049
Total Current Liabilities	2,848,153	881,948

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Series A convertible preferred stock, $0.001 par value, 425,000 shares designated, 255,714 and 226,581 shares issued and outstanding, at June 30, 2019 and 2018, respectively	256	227
Common stock, $0.001 par value; 7,500,000 shares authorized, 3,844,921, and 3,458,591 shares issued and outstanding at June 30, 2019 and 2018, respectively	3,845	3,459
Additional paid-in capital	102,712,845	101,352,724
Accumulated deficit	(92,116,586)	(83,692,146)
Total Stockholders' Equity	10,600,360	17,664,264
Total Liabilities and Stockholders' Equity	$13,448,513	$18,546,212

See accompanying notes to the financial statements

NanoViricides, Inc.

Statements of Operations

	Year Ended June 30,
	2019	2018	2017
OPERATING EXPENSES
Research and development	$5,921,720	$5,913,720	$6,565,966
General and administrative	2,737,962	3,411,449	3,034,758

Total operating expenses	8,659,682	9,325,169	9,600,724

LOSS FROM OPERATIONS	(8,659,682)	(9,325,169)	(9,600,724)

OTHER INCOME (EXPENSE):
Interest income	55,497	100,429	60,955
Interest expense on convertible debentures	-	(185,274)	(780,767)
Loss on extinguishment of debt	-	(1,348,247)	(332,524)
Discount on convertible debentures	-	(359,214)	(1,347,748)
Change in fair value of derivatives	179,745	2,554,020	1,696,318

Other income (expense), net	235,242	761,714)	(703,766)
LOSS BEFORE INCOME TAX PROVISION	(8,424,440)	(8,563,455)	(10,304,490)

INCOME TAX PROVISION	-	-	-

NET LOSS	$(8,424,440)	$(8,563,455)	$(10,304,490)

Net loss per common share- basic and diluted	$(2.35)	$(2.64)	$(3.43)
Weighted average common shares – basic and diluted	3,590,070	3,246,043	3,005,143

See accompanying notes to the financial statements.

NanoViricides, Inc.

Statement of Changes in Stockholders' Equity

For the Period from July 1, 2016 through June 30, 2019

	Series A Preferred Stock: Par $0.001		Common Stock: Par $0.001
	Number		Number		Additional		Total
	of		of		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, June 30, 2016	204,555	$205	2,908,985	$2,909	$87,869,301	$(64,824,201)	$23,048,214

Series A Preferred stock issued for employee stock compensation	12,888	13	-	-	1,272,097	-	1,272,110
Common stock issued for consulting and legal services rendered	-	-	8,224	8	201,305	-	201,313
Warrants issued to Scientific Advisory Board	-	-	-	-	37,948	-	37,948
Common stock issued for employee compensation	-	-	3,572	4	82,141	-	82,145
Common stock issued for Series B debentures	-	-	216,770	217	5.332.307	-	5,332,524
Common stock issued for debenture interest	-	-	26,094	26	607,152	-	607,178
Common stock issued for Directors fees	-	-	1,697	2	44,998	-	45,000
Net loss	-	-	-	-	-	(10,304,490)	(10,304,490)

Balance, June 30, 2017	217,443	$218	3,165,342	$3,166	$95,447,249	$(75,128,691)	$20,321,942

Series A Preferred stock issued for employee stock compensation	2,888	3	-	-	524,255	-	524,258
Series A Preferred stock forfeited in Separation Agreement	(1,250)	(1)	-	-	1	-	-
Series A Preferred stock issued for Series C debenture	7,500	8	-	-	314,335		314,343
Common stock issued for consulting and legal services rendered	-	-	12,188	12	156,178	-	156,190
Warrants issued to Scientific Advisory Board	-	-	-	-	16,770	-	16,770
Warrants issued as severance payment	-	-	-	-	53,500	-	53,500
Common stock issued for employee compensation	-	-	3,572	4	65,712	-	65,716
Common stock issued for Series C debenture	-	-	275,000	275	4.729.725	-	4,730,000
Common stock issued for Directors fees	-	-	2,489	2	44,998	-	45,000
Net loss	-	-	-	-	-	(8,563,455)	(8,563,455)

Balance, June 30, 2018	226,581	$227	3,458,591	$3,459	$101,352,724	$(83,692,146)	$17,664,264

Series A Preferred stock issued for employee stock compensation	29,138	29	-	-	237,839	-	237,868
Net proceeds from issuance of common stock in connection with equity financing	-		347,223	347	822,394	-	822,741
Options issued for employee compensation	-	-	-	-	11,920		11,920
Common stock issued for consulting and legal services rendered	-	-	28,210	28	208,932	-	208,960
Warrants issued to Scientific Advisory Board	-	-	-	-	5,475	-	5,475
Common stock issued for employee compensation	-	-	3,572	4	28,568	-	28,572
Common stock issued for Directors fees	-	-	7,325	7	44993	-	45,000
Net loss	-	-	-	-	-	(8,424,440)	(8,424,440)

Balance, June 30, 2019	255,714	$256	3,844,921	$3,845	$102,712,845	$(92,116,586)	$10,600,360

See accompanying notes to the financial statements

NanoViricides, Inc.

Statements of Cash Flows

	Year Ended June 30,
	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,424,440)	$(8,563,455)	$(10,304,490)

Adjustments to reconcile net loss to net cash used in operating activities
Preferred shares issued as compensation	237,868	524,258	1,272,110
Common shares issued as compensation and for services	282,532	266,906	328,458
Common shares issued for debenture interest	-	60,274	607,178
Options granted as compensation	11,920	-	-
Warrants granted to Scientific Advisory Board	5,475	16,770	37,948
Warrants granted for severance agreement	-	53,500	-
Depreciation	687,640	671,789	654,685
Amortization	8,271	8,269	8,269
Change in fair value of derivative liability	(179,745)	(2,554,020)	(1,696,318)
Amortization of debt discount convertible debentures	-	359,214	1,347,748
Loss on extinguishment of debt	-	1,348,247	332,524
Changes in operating assets and liabilities:
Prepaid expenses	(29,957)	(50,091)	29,292
Other long term assets	(21,025)	50,767	40,612
Accounts payable	86,554	87,553	39,262
Accounts payable - related parties	716,315	(233,227)	(426,759)
Accrued expenses	(184,178)	219,045	(1,598)
Deferred interest payable	-	(41,667)	(166,667)

NET CASH USED IN OPERATING ACTIVITIES	(6,802,770)	(7,775,868)	(7,897,746)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(73,794)	(241,822)	(164,978)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock and warrants	2,350,000	-	-
Repayment of Series B Debentures payable	-	-	(1,000,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	2,350,000	-	(1,000,000)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,526,564)	(8,017,690)	(9,062,724)

Cash and cash equivalents at beginning of period	7,081,771	15,099,461	24,162,185

Cash and cash equivalents at end of period	$2,555,207	$7,081,771	$15,099,461

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$166,667	$173,589
Income tax paid	$-	$-	$-

NON CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued for debenture payment	$-	$230,250	$250,000
Common stock issued for deferred interest	$-	$6,250	$-
Series A Preferred stock issued for Series C debenture	$-	$15,718	$-
Stock warrants classified as a liability issued in connection with registered direct offering	$76,363

See accompanying notes to the financial statements

NanoViricides, Inc.

June 30, 2019, 2018 and 2017

Notes to the Financial Statements

Note 1 – Organization, Nature of Business and Reverse Stock Split

Organization and Nature of Business

NanoViricides, Inc. (the “Company”) is a nano-biopharmaceutical research and development company specializing in the discovery, development, and commercialization of drugs to combat viral infections using its unique and novel nanomedicines technology. NanoViricides is also unique in the bio-pharma field in that it possesses its own state of the art facilities for the design, synthesis, analysis and characterization of the nanomedicines that we develop, as well as for production scale-up, and c-GMP-like production in quantities needed for human clinical trials, where our design, development, and production work is performed. The biological studies such as the effectiveness, safety, bio-distribution and Pharmacokinetics/Pharmacodynamics on our drug candidates are performed by external collaborators and contract organizations.

We are a company with several drugs in various stages of early development. In our lead antiviral program against herpes viruses, i.e. the HerpeCide™ program alone, we have drug candidates against at least five indications at different stages of development. Of these, the Company is advancing the shingles drug candidate towards human clinical trials. The IND-enabling Safety/Toxicology studies required for doing so have begun as of the end of December 2018 at the contract research organization (“CRO”) BASi, Indiana. Typically these studies may last six to nine months. If successful, the Company intends to file an IND after receiving a formal report on these studies from BASi. In addition, our drug candidates against HSV-1 “cold sores” and HSV-2 “genital herpes” are in advanced studies and are expected to follow the shingles drug candidate into human clinical trials. Shingles in adults and chicken pox in children is caused by the same virus, namely VZV (Varicella-zoster virus, aka HHV-3 or human herpesvirus-3). There are estimated to be approximately 120,000-150,000 annual chickenpox cases in the USA in the post-vaccination-era, i.e. since childhood vaccination with the live attenuated varicella virus Oka strain has become standard. In addition, we have drugs in development against all influenzas in our FluCide™ program, as well as drug candidates against HIV/AIDS, Dengue, Ebola/Marburg, and other viruses.

Our drugs are based on several patents, patent applications, provisional patent applications, and other proprietary intellectual property held by TheraCour Pharma, Inc. (“TheraCour”), to which we have broad, exclusive licenses. The first license agreement we executed with TheraCour on September 1, 2005, gave us an exclusive, worldwide license for the treatment of the following human viral diseases: Human Immunodeficiency Virus (HIV/AIDS), Hepatitis B Virus (HBV), Hepatitis C Virus (HCV), Herpes Simplex Virus (HSV), Influenza and Asian Bird Flu Virus. On February 15, 2010, the Company executed an Additional License Agreement with TheraCour.  Pursuant to the Additional License Agreement, the Company was granted exclusive licenses for technologies, developed by TheraCour, for the development of drug candidates for the treatment of Dengue viruses, Ebola/Marburg viruses, Japanese Encephalitis, viruses causing viral Conjunctivitis (a disease of the eye) and Ocular Herpes. We hold exclusive licenses for developing drugs against several different viruses from TheraCour, including HSV-1 and HSV-2. In addition, we have obtained an exclusive license for VZV (Shingles, Chicken pox virus) field from TheraCour on November, 1, 2019.

Reverse Stock Split

On September 24, 2019 (the “Effective Date”), the Company effected a reverse stock split of its outstanding shares of common stock and shares of preferred stock at a ratio of one-for-twenty (the “Reverse Stock Split”). The Reverse Stock Split, which was approved by the Company’s Board of Directors under authority granted under the laws of the State of Nevada, was consummated pursuant to a Certificate of Amendment filed with the Secretary of State of Nevada on September 23, 2019 (the “Certificate of Amendment”). Unless the context otherwise requires, all references in these Financial Statements to shares of the Company’s common stock and series A preferred stock, including prices per share of its common stock and series A preferred stock, reflect the Reverse Stock Split.  Fractional shares were not issued, and the final number of shares were rounded up to the next whole share.

Note 2 – Liquidity and Going Concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. As reflected in the financial statements, the Company has an accumulated deficit at June 30, 2019 of approximately $92.1 million and a net loss of approximately $8.4 million and net cash used in operating activities of approximately $6.8 million for the fiscal year then ended. In addition, the Company has not generated any revenues and no revenues are anticipated in the foreseeable future. Since May 2005, the Company has been engaged exclusively in research and development activities focused on developing targeted antiviral drugs. The Company has not yet commenced any product commercialization. Such losses are expected to continue for the foreseeable future and until such time, if ever, as the Company is able to attain sales levels sufficient to support its operations. There can be no assurance that the Company will achieve or maintain profitability in the future. As of June 30, 2019, the Company had available cash and cash equivalents of approximately $2.6 million. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management adjusted its planned expenditures, activities, and programs, in accordance with budgetary constraints and in accordance with its expectations of obtaining additional financing.

The Company has made several adjustments to its past expenditures in the ensuing annual budget, eliminating several expenses including a reduction in workforce and consultants to the extent feasible without affecting its program of drug development. In addition, the Company has focused its efforts primarily on a single lead program to minimize cost outlays, namely, taking the shingles drug candidate against VZV into human clinical trials. Management’s budget indicates that these changes have freed up sufficient funds to allow for the ensuing costs of the external advanced IND-enabling studies of this drug candidate. Management has considered several options for financing the net working capital deficit as well as to obtain additional funds that will be needed for future human clinical trials. The Company is also evaluating the possibility of obtaining a mortgage on its fully owned cGMP-capable laboratory facility in Shelton, CT, in order to free up a portion of the fixed capital for usage as liquid working capital.

In addition, the Company believes that it has several important milestones that it will be achieving in the ensuing year. Management believes that as it achieves these milestones, the Company would likely experience improvement in the liquidity of the Company’s stock, and would eventually improve the Company’s ability to raise funds on the public markets at terms that may be favorable to the terms we are offered at present.

On February 27, 2019, the Company entered into a Securities Purchase Agreement with certain institutional investors, for a registered direct offering. The Company raised $2,500,000 less placement agents’ fees of $125,000 and placement agent legal fees of $25,000. See Note 9.

Management is actively exploring additional required funding through debt or equity financing pursuant to its plan. There is no assurance that the Company will be successful in obtaining sufficient financing on terms acceptable to the Company to fund continuing operations. Management believes that as a result of the management plan, the Company’s existing resources and access to the capital markets will permit the Company to fund planned operations and expenditures. However, the Company cannot provide assurance that its plans will not change or that changed circumstances will not result in the depletion of its capital resources more rapidly than it currently anticipates. The accompanying audited financial statements do not include any adjustments that may result from the outcome of such unidentified uncertainties.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

Net Loss per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options, warrants, convertible preferred stock, and convertible debentures.

The following table shows the number of potentially outstanding dilutive common shares excluded from the diluted net loss per common share calculation, as their effect were anti-dilutive:

	Potentially Outstanding Dilutive Common Shares
	For the Years Ended
	June 30, 2019	June 30, 2018
Warrants	398,156	348,480
Options	5,000	-

Total	403,156	348,480

The Company has also issued 255,714 shares of Series A preferred stock to investors and others as of June 30, 2019. Only in the event of a “change of control” of the Company, each Series A preferred share is convertible to 3.5 shares of its new common stock. A “change of control” is defined as an event in which the Company’s shareholders become 60% or less owners of a new entity as a result of a change of ownership, merger or acquisition of the Company or the Company’s intellectual property. In the absence of a change of control event, the Series A preferred stock is not convertible into common stock, and does not carry any dividend rights or any other financial effects. At June 30, 2019, the number of potentially dilutive shares of the Company’s common stock into which these Series A preferred shares can be converted into is 894,999 and is not included in diluted earnings per share since the shares are contingently convertible only upon a change of control.

The Series B Convertible Debentures were converted into common stock on February 8, 2017. Series C Convertible Debenture was redeemed for common stock effective November 13, 2017. The Series C Convertible Debenture was excluded from the loss per share calculation for the year ended June 30, 2018 because the impact was anti-dilutive. The Series B and Series C Convertible Debenture were excluded from the loss per share calculation for the year ended June 30, 2017 because the impact was anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances. The amounts of assets and liabilities reported in the Company’s balance sheet and the amounts of expenses reported for each of the periods presented are affected by estimates and assumptions, which are used for, but not limited to, accounting for share-based compensation, accounting for derivatives and accounting for income taxes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value for applicable assets and liabilities, we consider the principal or most advantageous market in which we would transact and we consider assumptions market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

●	Level 1: Observable inputs such as quoted prices in active markets;

●	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets and would be charged to earnings. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. The Company has not recorded an impairment charge for the years ended June 30, 2019, 2018 and 2017.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost and depreciated over the estimated useful lives of the assets, using the straight-line method. The Company generally assigns useful lives of thirty years for assets classified as GMP facility, fifteen years for assets classified as furniture and fixtures, ten years for assets classified as lab equipment, and five years for assets classified as office equipment. Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Trademarks and Patents

The Company amortizes the costs of trademarks and patents on a straight-line basis over their estimated useful lives, the terms of the exclusive licenses and/or agreements, or the terms of legal lives of the patents, whichever is shorter. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Research and Development

Research and development expenses consist primarily of costs associated with the preclinical and/ or clinical trials of drug candidates, compensation and other expenses for research and development, personnel, supplies and development materials, costs for consultants and related contract research and facility costs. Expenditures relating to research and development are expensed as incurred.

Stock-Based Compensation

The Company follows the provisions of ASC 718 – “Stock Compensation”, which requires the measurement of compensation expense for all shared-based payment awards made to employees and non-employee directors, including employee stock options. Stock-based compensation expense is based on the grant date fair value estimated in accordance with the provisions of ASC 718 and is generally recognized as an expense over the requisite service period, net of forfeitures.

The fair value of common stock issued as employee compensation is the average of the open and close share price on the date the common shares are issued.

The Series A preferred shares are not traded in any market. The assumptions used to determine the fair value of the Series A preferred shares issued as employee compensation are presented in Note 9 to the financial statements.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: The expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value of the instruments. The Company uses the simplified method to calculate expected term of share options and similar instruments, as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term.

•	Expected volatility of the Company’s shares and the method used to estimate it: Expected volatility is based on the average historical volatility of the Company’s common stock over the expected term of the option.

•	Expected annual rate of quarterly dividends: The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the option and similar instruments.

•	Risk-free rate(s): The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the option and similar instruments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties other than Employees for Acquiring Goods or Services

The Company follows the provisions of “ASC 505 – Equity”, which accounts for equity instruments issued to parties other than employees for acquiring goods or services. Pursuant to ASC 505, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date at which a commitment for performance is reached. The assumptions used in determining the fair value of the Series A preferred shares are presented in Note 9 to the financial statements.

The Company uses the average of the open and close share price of the Company’s common stock at each measurement date to determine the fair value of the restricted common stock issued as compensation for goods and services.

The Company has issued securities to acquire goods or services at or after the delivery of the goods or services for which it contracted. The securities when issued are fully vested and the Company has recognized such issuances as an immediate expense.

The fair value of share options and similar instruments is estimated on each measurement date using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: The expected term of share options and similar instruments represents the contractual term of the instruments.

•	Expected volatility of the Company’s shares and the method used to estimate it; Expected volatility is based on the average historical volatility of the Company’s common stock over the contractual term of the option and similar instruments.

•	Expected annual rate of quarterly dividends; The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the contractual term of the option and similar instruments.

•	Risk-free rate(s); The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual term of the option and similar instruments.

Income Tax Provision

The Company uses the asset and liability method of accounting for deferred income taxes. Deferred income taxes are measured by applying enacted statutory rates to net operating loss carryforwards and to the differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets are reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes uncertainty in income taxes in the financial statements using a recognition threshold and measurement attribute of a tax position taken or expected to be taken in a tax return. The Company applies the “more-likely-than-not” recognition threshold to all tax positions, commencing at the adoption date of the applicable accounting guidance, which resulted in no unrecognized tax benefits as of such date. Additionally, there have been no unrecognized tax benefits subsequent to adoption. The Company has opted to classify interest and penalties that would accrue, if any, according to the provisions of relevant tax law as general and administrative expenses, in the statements of operations. For the years ended June 30, 2019, 2018 and 2017 there was no such interest or penalty.

Concentrations of Risk

Financial instruments that potentially subject us to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured institutions in excess of federally insured limits. The Company does not believe it is exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Reclassifications

Certain prior year amounts have been reclassified for consistency with current year presentation. These reclassifications had no effect on the reported results of operations. The Company reclassified $1,086,880 and $1,034,258 of expenses for the years ended June 30, 2018 and 2017, respectively, related to the Company’s laboratory facilities from general and administrative expenses into research and development expenses for consistency with current year presentation.

Recently Issued Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share Based Payment Accounting,” which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for the Company in the first quarter of fiscal year 2020, although early adoption is permitted. The Company does not expect the adoption of this ASU will have a significant impact on its financial statements.

In July 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-11. “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features, II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception (“ASU 2017-11”) ASU 2017-11 revises the guidance for instruments with down round features in Subtopic 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. An entity still is required to determine whether instruments would be classified in equity under the guidance in Subtopic 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities. ASU 2017-11 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, and early adoption is permitted, including adoption in an interim period. ASU 2017-11 provides that upon adoption, an entity may apply this standard retrospectively to outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the opening balance of accumulated deficit in the fiscal year and interim period adoption. The Company has adopted ASU 2017-11 retrospectively as of January 1, 2019. The adoption of this ASU did not have any impact on its financial statements.

Note 4 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Anil R. Diwan	Chairman, President, acting CEO, significant stockholder and Director

TheraCour Pharma, Inc. (“TheraCour”)	An entity owned and controlled by a significant stockholder

Milton Boniuk, MD	Director (retired July10, 2018) and significant stockholder

Property and Equipment

	For the Year Ended
	June 30, 2019	June 30, 2018	June 30, 2017
During the reporting period, TheraCour acquired property and equipment on behalf of the Company from third party vendors and sold such property and equipment at cost, to the Company	$23,666	$30,321	$33,147

Accounts Payable Related Party

	As of
	June 30, 2019	June 30, 2018
Pursuant to an Exclusive License Agreement we entered into with TheraCour, the Company was granted exclusive licenses for technologies developed by TheraCour for the virus types: HIV, HCV, Herpes, Asian (bird) flu, Influenza and rabies. In consideration for obtaining this exclusive license, we agreed: (1) that TheraCour can charge its costs (direct and indirect) plus no more than 30% of certain direct costs as a development fee and such development fees shall be due and payable in periodic installments as billed, (2) we will pay $2,000 or actual costs each month, whichever is higher for other general and administrative expenses incurred by TheraCour on our behalf, (3) to make royalty payments of 15% (calculated as a percentage of net sales of the licensed drugs) to TheraCour and; (4) to pay an advance payment equal to twice the amount of the previous months invoice to be applied as a prepayment towards expenses. On October 2, 2018, the Company entered into an agreement with TheraCour for a waiver of the two months worth of prepaid balance advance of anticipated invoicing until the filing of an IND and the application of the current advance as a credit against open invoices. Additionally, TheraCour has agreed to defer $25,000 per month of development fees for twelve months beginning with July 2018 or until an IND filing by the Company. Accounts payable due TheraCour on the reporting date was	$823,783	$107,468

Research and Development Costs Paid to Related Party

	For the Year Ended
	June 30, 2019	June 30, 2018	June 30, 2017
Development fees and other costs charged by and paid to TheraCour pursuant to Exclusive License Agreements between TheraCour and the Company for the development of the Company’s drug pipeline. No royalties are due TheraCour from the Company at June 30, 2019, 2018 and 2017	$3,119,863	$3,176,977	$3,368,919

Debentures Payable to a Director

On November 13, 2017, the Company entered into a Debenture Redemption Agreement with an entity controlled by Dr. Milton Boniuk to redeem the Series C Debenture (See Note 7). The related shares were issued on March 21, 2018.

Debenture Interest Payable to a Director

Coupon interest expense on the $5,000,000 Series C Debenture paid to the Milton Boniuk IRA (the “Holder”) for the years ended June 30, 2019, 2018 and 2017 was $0, $185,274 and $500,000, respectively. The Series C Debenture was redeemed effective November 13, 2017. (See Note 7).

Coupon interest expense paid on the Series B Debentures to two holders controlled by Dr. Milton Boniuk for the years ended June 30, 2019, 2018 and 2017 was $0, $0 and $187,178, respectively. The Series B Debentures matured on February 1, 2017. (See Note 7).

Note 5 – Property and Equipment

Property and equipment, stated at cost, less accumulated depreciation consisted of the following:

	June 30, 2019	June 30, 2018
GMP Facility	$8,020,471	$8,011,230

Land	260,000	260,000

Office Equipment	57,781	57,781

Furniture and Fixtures	5,607	5,607

Lab Equipment	5,748,318	5,683,765

Total Property and Equipment	14,092,177	14,018,383

Less Accumulated Depreciation	(3,864,930)	(3,177,290)
Property and Equipment, Net	$10,227,247	$10,841,093

Depreciation expense for the years ended June 30, 2019, 2018 and 2017 was $687,640, $671,789 and $654,685, respectively.

Note 6 – Trademark and Patents

Trademark and patents, stated at cost, less accumulated amortization consisted of the following:

	June 30, 2019	June 30, 2018
Trademarks and Patents	$458,954	$458,954
Less Accumulated Amortization	(92,296)	(84,025)
Trademarks and Patents, Net	$366,658	$374,929

Amortization expense amounted to $8,271, $8,269, and $8,269 for the years ended June 30, 2019, 2018 and 2017, respectively.

The Company amortizes our trademarks and patents over their expected original useful lives of 17 years.

Amortization expense in future years is as follows:

Years ended June 30,

2020	$8,271
2021	8,271
2022	8,271
2023	8,271
2024	8,271
Thereafter	325,303
Total amortization	$366,658

Note 7 – Convertible Debentures and Derivatives

Debentures - Series B

The Company’s Series B Convertible Debentures, in the amount of $6 million, matured on January 31, 2017. For the year ended June 30, 2017, the Company paid a total of $173,589 of coupon interest to Holders in cash and two additional Holders of the Company’s Series B Convertible Debentures elected to receive $107,178 of their coupon interest payment in shares of the Company’s common stock.

The debt discount had been amortized to interest expense over the term of the debenture. The Company recognized amortization of this discount as an additional interest charge to “Discount on convertible debentures” for the year ended June 30, 2017 in the amount of $525,263. The debenture contained embedded derivatives that were not clearly and closely related to the host instrument. The embedded derivatives were bifurcated from the host debt instrument and treated as a liability.

On February 8, 2017, the Company entered into agreements with certain holders (the “Holders”) of the Company’s Series B Convertible Debentures (the “Debentures”). The Company and the Holders agreed to extinguish an aggregate of $5,027,178 of principal and interest attributable to the Company’s Series B Debentures, which were payable on January 31, 2017 (the “Maturity Date”) by converting into 217,983 newly-issued, restricted shares (the “Conversion Shares”) of the Company’s common stock. The number of shares attributable to the principal being converted was determined by dividing the $5,000,000 principal by $1.1533, the volume weighted average price (“VWAP”) of the Company’s stock price for the period from December 15, 2016 to January 30, 2017. The $5,000,000 of principal and $27,178 of accrued interest were converted into 216,769 and 1,214 shares of common stock, respectively. The principal balance of $1,000,000 not converted was paid in cash on February 8, 2017. The Company recognized a non-cash loss on extinguishment of debt of $332,524 during the year ended June 30, 2017 on the extinguishment of the aforesaid principal attributable to the Series B Debentures into the Company’s common stock. The loss on extinguishment of debt resulted from the excess of the market value of the shares issued on February 8, 2017 of $1.23 per share or $5,332,524 in the aggregate, over the $5,000,000 face value of the debt extinguished.

Debenture - Series C

On July 2, 2014 (the “Closing Date”), the Company accepted a subscription in the amount of $5,000,000 for a 10% Coupon Series C Convertible Debenture (the “ Series C Debenture”) from the Milton Boniuk IRA, a trust controlled by a member of the Company’s Board of Directors, (the “Holder”). The Series C Debenture was due on June 30, 2018 (the “Maturity Date”) and was convertible, at the sole option of the Holder, into restricted shares of the Company’s common stock, par value $0.001 per share at the conversion price of $105.00 per share of common stock. The Series C Debenture bore interest at the coupon rate of ten percent (10%) per annum, computed on an annual basis of a 365 day year, payable in quarterly installments on March 31, June 30, September 30 and December 31 of each calendar year until the Maturity Date. In accordance with the debenture agreement, the interest for the initial year of the debenture for a total of $500,000 was deferred, to be paid over the remainder of the term at $166,667 per year. The Holder at its option may choose to receive such coupon interest payment in shares of common stock calculated using the average of the open and close prices of the Company’s common stock on the date such interest payment was due.

The Series C Debenture was redeemed on November 13, 2017. For the year ended June 30, 2018, the Holder elected to receive $60,274 (through November 13, 2017) of its coupon interest payment and $125,000 of deferred interest payment in common stock of the Company and $125,000 of its coupon interest payment and $41,667 of its deferred interest payment in cash. For the year ended June 30, 2017, the Holder elected to receive $375,000 of its coupon interest payment, and $125,000 of deferred interest payment in common stock of the Company and $125,000 of its coupon interest payment and $41,667 of its deferred interest payment in cash.

On July 2, 2014, in conjunction with the issuance of the Company’s Series C Debenture, the Company issued 9,350 shares of its Series A Convertible Preferred Stock (the “Series A”) to Dr. Milton Boniuk, pursuant to the terms of the Debenture. Proceeds received in a financing transaction are allocated to the instruments issued prior to evaluating hybrid contracts for bifurcation of embedded derivatives. Since the Series A Convertible Preferred Stock is classified as equity, the proceeds allocated to the Preferred Stock are recorded at relative fair value. The fair value of the Series A was $1,645,606 at issuance and the relative fair value was calculated as $1,152,297. The remaining amount of the proceeds was allocated to the Series C Debenture and a debt discount of $1,152,297 was recorded to offset the amount of the proceeds allocated to the Series A. Then, the embedded derivative was bifurcated at its fair value of $1,879,428 with the remaining balance allocated to the host instrument (Debenture). The total debt discount was amortized over the actual term of the Series C Debenture using the effective interest method.

The Company recognized amortization of this discount as an additional interest charge to “Discount on convertible debentures” in the amount of $359,214, and $822,485 for the years ended June 30, 2018 and 2017, respectively.

The Holder of the Series C Debenture and the Company agreed on November 13, 2017 that the Series C Debenture would be redeemed for the Company’s common stock, as described further below. The Holder waived all early redemption payments provided for in the Series C Debenture in consideration for 7,500 shares of the Company’s Series A preferred shares.

The following represents the balance of the Debenture payable – Series C, net of discount at November 13, 2017. The debt discount has been amortized to interest expense over the actual term of the debenture.

November 13, 2017
Proceeds	$5,000.000
Debt Discount:
Series A Preferred	(1,152,297)
Embedded derivative	(1,879,428)
1,968,275

Accumulated amortization of debt discount	2,347,092

Debenture payable - Series C, net	$4,315,367

The Company used a lattice model that valued the compound embedded derivatives of the Series C Debenture based on a probability weighted discounted cash flow model at November 13, 2017.

The following assumptions were used for the valuation of the compound embedded derivative at November 13, 2017:

•	The balance of the Series C Debenture as of November 13, 2017 is $5,000,000;

•	The underlying stock price was used as the fair value of the common stock; The stock price decreased to $20.00 at November 13, 2017 from $27.00 at June 30, 2017, with lower projected annual volatility. The warrant value with the $121.00 exercise price decreased due to the decreasing term remaining;

•	The projected annual volatility was based on the Company historical volatility:

•	An event of default would occur 0% of the time, increasing 1.00% per month to a maximum of 10%;

•	The Holder would automatically convert the interest if the Company was not in default and its share value was equivalent to the cash value;

•	The Holder would automatically convert the debenture at maturity if the registration was effective and the Company was not in default.

•	The weighted cost of capital discount rate (based on the market value of the transaction at issuance) adjusted for changes in the risk free rate is 21.99%.

•	Even though the shares are restricted the underlying assumption is that any restriction on resale will be removed either through registration or the passage of time at the time of issuance.

The fair value of the compound embedded derivatives of the Series C Debenture at November 13, 2017 was $15,449.

The Company’s Series C Debenture in the amount of $5,000,000 was due to mature on June 30, 2018. On November 13, 2017, the Company entered into a Debenture Redemption Agreement (the “Agreement”) with the Holder, to redeem (the “Redemption”) its $5,000,000 Series C Debenture for an aggregate of 275,000 shares of the Company’s $0.001 par value common stock (“Purchase Price”) comprising 250,000 shares for the principal of the Series C Debenture and 25,000 shares for unpaid coupon interest from October 1, 2017 through June 30, 2018. The unpaid interest included $60,274 of accrued interest through November 13, 2017, $314,726 in coupon interest through June 30, 2018 and $125,000 of unpaid deferred interest. The price per share was equal to the closing price of the Company’s common stock on Friday, November 10, 2017 of twenty ($20.00) dollar per share. The Holder waived all early redemption penalty payments provided for in the Series C Debenture for consideration of 7,500 shares of the Company’s $0.001 par value Series A preferred stock. The Company did not incur placement agent fees in redemption of the Series C Debenture. The Company recognized a non-cash loss on extinguishment of debt of $1,348,247 on the extinguishment of the aforesaid principal attributable to the Series C Debenture into the Company’s common and preferred stock. The loss on extinguishment arises from, the obligation to issue 7,500 shares of the Company’s Series A preferred shares with a fair value of $364,337, as of November 13, 2017, obligation to issue 15,737 shares of the Company’s $0.001 par value common stock with a fair value of $314,726 as of November 13, 2017, in consideration of Series C Debenture coupon interest from the redemption date through June 30, 2018, and unamortized discount of $684,633 as of the redemption date, offset by the derivative liability of ($15,449) as of the redemption date.

Pursuant to the Agreement for the Company’s Series C Debenture, the Company issued 275,000 shares of its registered common stock from its shelf registration and 7,500 shares of its Series A preferred stock upon receiving consent to issue the shares pursuant to New York Stock Exchange (“NYSE”) regulations. The Company submitted a request for authorization to issue the common stock and Series A preferred shares to the NYSE, which was authorized on March 18, 2018 and the shares were issued on March 21, 2018.

On November 13, 2017, the Company recognized a liability from the obligation to issue the shares in settlement of the redemption of the Company’s Series C Debenture totaling $5,864,337. On March 21, 2018, when the shares were issued, the 7,500 Series A preferred shares had a fair value of $314,343 and the common shares had a fair value of $4,730,000.

The change in the fair value of the obligation to issue registered shares was recorded in the statements of operations as “change in the fair value of derivatives”. For the year ended June 30, 2018, the gain from change in fair value of the obligation to issue registered shares was $819,994.

On March 21, 2018, when the shares were issued, the liability for the obligation to issue registered shares of $4,730,000 for the common shares and $314,343 for the Series A preferred shares was reclasssed to stockholders’ equity.

The Series A preferred stock fair value as of March 21, 2018 is based on the greater of i) the converted value to common at a ratio of 1:3.5; or ii) the value of the voting rights since the Holder would lose the voting rights upon conversion. The conversion of the shares is triggered by a change of control. The valuations of the Series A preferred stock at each issuance used the following inputs:

a.	The common stock price was in the range $22.80 to $18.40;

b.	The calculated weighted average number of shares of common stock in the period;

c.	A 26.63% premium over the common shares for the voting preferences;

d.	The calculated weighted average number of total voting shares and the monthly shares representing voting rights of 12.27% to 15.25% of the total;

e.	The conversion value is based on an assumption for calculation purposes only of a Change of Control in 4 years from October 31, 2016 and a remaining restricted term of 3.00 to 2.59 years;

f.	31.69% to 30.43% restricted stock discount (based on a restricted stock analysis and call-put analysis curve: 58.33% to 52.49% volatility, 1.62% to 2.30% risk free rate) applied to the converted common.

Note 8 – Accrued expenses

Accrued expenses consisted of the following:

	June 30, 2019	June 30, 2018
Severance payment	$57,000	$233,333
Personnel and compensation costs	11,871	19,716
Accrued Expenses	$68,871	$253,049

Note 9 – Equity Transactions

Fiscal Year Ended June 30, 2017 Transactions

For the year ended June 30, 2017, the Scientific Advisory Board was granted fully vested warrants to purchase 2,858 shares of common stock at exercise prices between $28.00- $40.80 per share expiring in the fiscal year ending June 30, 2021.  These warrants were valued at $37,948 and recorded as consulting expense.

For the year ended June 30, 2017, the Company estimated the fair value of the warrants granted quarterly to the Scientific Advisory Board on the date of grant using the Black-Scholes Option-Pricing Model with the following weighted-average assumptions:

Expected life (year)	4

Expected volatility	55.57% -87.09%

Expected annual rate of quarterly dividends	0.00%

Risk-free rate(s)	1.00 - 1.79%

For the year ended June 30, 2017, the Company’s Board of Directors authorized the issuance of 2,888 shares of its Series A Convertible Preferred Stock, which are fully vested with a restrictive legend for employee compensation. The Company recorded an expense of $164,592 which is the fair value at date of issuance.

On January 25, 2017 the Board of Directors authorized the issuance of 10,000 fully vested shares of its Series A Convertible Preferred stock to Anil Diwan. The Company recorded an expense of $512,984.

For the year ended June 30, 2017, the Company recognized a noncash compensation expense of $297,267 related to Series A Preferred Shares issued on July 21, 2015 in accordance with Dr. Anil Diwan’s employment agreement that vest over three years. The remaining balance of $267,143 will be recognized as the remaining shares are vested over the term of the contract.

For the year ended June 30, 2017, the Company recognized a noncash compensation expense of $297,267 related to Series A Preferred Shares issued on July 21, 2015 in accordance with Dr. Eugene Seymour’s employment agreement that vest over three years. The remaining balance of $267,143 will be recognized as the remaining shares are vested over the term of the contract.

For the year ended June 30, 2017, the Company’s Board of Directors authorized the issuance of 3,572 fully vested shares of its common stock for employee compensation. The Company recognized a noncash compensation expense of $82,145.

The fair value of the Series A Preferred stock was the following for the dates indicated:

Date	Shares	Value
7/31/2016	129	$11,439
8/31/2016	129	11,978
9/30/2016	129	10,847
10/31/2016	129	9,591
11/30/2016	129	7,631
12/31/2016	129	6,583
1/25/2017	10,000	512,984
1/31/2017	129	6,231
2/28/2017	129	6,357
3/03/2017	1,340	65,630
3/31/2017	129	6,493
4/30/2017	129	6,679
5/31/2017	129	7,500
6/30/2017	129	7,633
	12,888	$677,576

There is currently no market for the shares of Series A Preferred Stock and they can only be converted into shares of common stock upon a Change of Control of the Company as more fully described in the Certificate of Designation. The Company, therefore, estimated the fair value of the Series A Preferred Stock granted to various employees and others on the date of grant. The Series A Preferred Stock fair value is based on the greater of i) the converted value to common at a ratio of 1:3.5; or ii) the value of the voting rights since the holder would lose the voting rights upon conversion. The conversion of the shares is triggered by a Change of Control. The valuations of the Series A Preferred Stock at each issuance used the following inputs:

a.	The common stock price was in the range $21.40 to $34.80 (prior to adjustment for the 20 to 1 reverse split);

b.	The calculated weighted average number of shares of common stock in the period;

c.	A 26.63% premium over the common shares for the voting preferences;

d.	The calculated weighted average number of total voting shares and the monthly shares representing voting rights of 10.25% to 12.26% of the total;

e.	The conversion value was based on an assumption for calculation purposes only, for the period ended September 30, 2016 of a Change of Control in 4 years from March 1, 2013 and a remaining restricted term of 1.92 to 1.67 years. For the period from October 1, 2016 to June 30, 2017, the conversion value was based on an assumption for calculation purposes only of a Change of Control in 4 years and a remaining restricted term of 4 to 3.34 years;

f.	21.76% to 38.87% restricted stock discount (based on a restricted stock analysis and call-put analysis curve: 63.58% to 85.39% volatility, 0.37% to 1.50% risk free rate) applied to the converted common.

For the year ended June 30, 2017, the Company’s Board of Directors authorized the issuance of 8,224 fully vested shares of its common stock with a restrictive legend for consulting services. The Company recorded an expense of $201,313, which was the fair value at date of issuance.

For the year ended June 30, 2017, the Company’s Board of Directors authorized the issuance of 1,697 fully vested shares of its common stock with a restrictive legend for Director services. The Company recorded an expense of $45,000, which was the fair value at date of issuance.

On February 8, 2017 two Holders of the Company’s Series B Debentures elected to convert $5,000,000 of the principal into restricted common stock of the Company. The Company’s Board of Directors authorized the issuance of 216,770 of the Company’s restricted common stock. One of the Holders is controlled by Dr. Milton Boniuk, a Director of the Company. The second Holder is a foundation established by him.

For the year ended June 30, 2017 two Holders of the Company’s Series B Debentures elected to receive $107,178 in restricted common stock of the Company. For the year ended June 30, 2017, the Company’s Board of Directors authorized the issuance of 4,900 shares of the Company’s restrict common stock for interest payable to the Holders. One of the Holders is controlled by Dr. Milton Boniuk, a Director of the Company. The second Holder is a foundation established by Dr. Milton Boniuk.

For the year ended June 30, 2017, the Company's Board of Directors authorized the issuance of 21,194 shares of its common stock to the Holder of the Company’s Series C Debentures. The Holder of the Company’s Series C Debentures elected to receive $375,000 of the quarterly interest payments and $125,000 of the deferred interest in restricted common stock of the Company. One Holder is an entity controlled by Dr. Milton Boniuk, a director of the Company. The other Holder is a charitable foundation established by Dr. Milton Boniuk.

Fiscal Year Ended June 30, 2018 Transactions

For the year ended June 30, 2018, the Scientific Advisory Board was granted fully vested warrants to purchase 2,287 shares of common stock at exercise prices between $12.80- $31.20 per share expiring in the fiscal year ending June 30, 2022.  These warrants were valued at $16,770 and recorded as consulting expense.

For the year ended June 30, 2018, the Company estimated the fair value of the warrants granted quarterly to the Scientific Advisory Board on the date of grant using the Black-Scholes Option-Pricing Model with the following weighted-average assumptions:

Expected life (year)	4

Expected volatility	53.56% -56.10%

Expected annual rate of quarterly dividends	0.00%

Risk-free rate(s)	1.67 – 2.84%

For the year ended June 30, 2018, Eugene Seymour was granted five year warrants (the “Warrants”) to purchase 12,500 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $40.00 per share, vesting in three, equal installments over three years with the last installment vesting on May 1, 2021. The fair value of these warrants was $53,500 and recorded as employee compensation expense for severance.

For the year ended June 30, 2018, the Company estimated the fair value of the warrants granted to Eugene Seymour on the date of grant using the Black-Scholes Option-Pricing Model with the following weighted-average assumptions:

Expected life (year)	5

Expected volatility	53.56%

Expected annual rate of quarterly dividends	0.00%

Risk-free rate(s)	2.56

For the year ended June 30, 2018, the Company’s Board of Directors authorized the issuance of 2,888 shares of its Series A Convertible Preferred Stock, which are fully vested with a restrictive legend for employee compensation. The Company recorded an expense of $136,106, which is the fair value at date of issuance.

The fair value of the Series A Preferred Stock was the following for the dates indicated:

Date	Shares	Value
7/31/2017	129	$8,242
8/31/2017	129	8,397
9/30/2017	129	8,588
10/31/2017	129	7,011
11/30/2017	129	6,313
12/31/2017	129	6,513
1/31/2018	129	5,552
2/28/2018	129	5,404
3/03/2018	1,340	60,725
3/31/2018	129	5,811
4/30/2018	129	5,215
5/31/2018	129	4,639
6/30/2018	129	3,696
	2,888	$136,106

There is currently no market for the shares of Series A Preferred Stock and they can only be converted into shares of common stock upon a Change of Control of the Company as more fully described in the Certificate of Designation. The Company, therefore, estimated the fair value of the Series A Preferred Stock granted to various employees and others on the date of grant. The Series A Preferred Stock fair value is based on the greater of i) the converted value to common at a ratio of 1:3.5; or ii) the value of the voting rights since the holder would lose the voting rights upon conversion. The conversion of the shares is triggered by a Change of Control. The valuations of the Series A Preferred Stock at each issuance used the following inputs:

a.	The common stock price was in the range $11.60 to $22.80 ;

b.	The calculated weighted average number of shares of common stock in the period;

c.	A 26.63% premium over the common shares for the voting preferences;

d.	The calculated weighted average number of total voting shares and the monthly shares representing voting rights of 10.25% to 15.50% of the total;

e.	The conversion value was based on an assumption for calculation purposes only, for the period ended September 30, 2016 of a Change of Control in 4 years from March 1, 2013 and a remaining restricted term of 1.92 to 1.67 years. For the period from October 1, 2016 to June 30, 2017, the conversion value was based on an assumption for calculation purposes only of a Change of Control in 4 years and a remaining restricted term of 4 to 3.34 years;

f.	21.76% to 38.87% restricted stock discount (based on a restricted stock analysis and call-put analysis curve: 53.22% to 85.39% volatility, 0.37% to 2.10% risk free rate) applied to the converted common.

For the year ended June 30, 2018, the Company recognized a noncash compensation expense of $267,144 related to Series A Preferred Shares issued on July 21, 2015 in accordance with Dr. Anil Diwan’s employment agreement that vest over the three years ended June 30, 2018.

For the year ended June 30, 2018, the Company recognized a noncash compensation expense of $121,008 related to Series A Preferred Shares issued on July 21, 2015 in accordance with Dr. Eugene Seymour’s employment agreement that vested over three years. On January 27, 2018, Dr. Eugene Seymour resigned as Chief Executive Officer and as a Director of the Company. See Note 12.

For the year ended June 30, 2018, the Company’s Board of Directors authorized the issuance of 7,500 shares of its Series A Convertible Preferred Stock, which are fully vested with a restrictive legend to the Holder of the Company’s Series C Convertible Debenture in consideration for its waiver of all early redemption payments provided for in the Debenture. See Note 7. The Company recorded an expense of $314,343, which is the fair value at date of issuance.

For the year ended June 30, 2018, the Company’s Board of Directors authorized the issuance of 3,572 fully vested shares of its common stock for employee compensation. The Company recognized a noncash compensation expense of $65,716.

For the year ended June 30, 2018, the Company’s Board of Directors authorized the issuance of 12,188 fully vested shares of its common stock with a restrictive legend for consulting services. The Company recorded an expense of $156,190, which was the fair value at the dates of issuance.

For the year ended June 30, 2018, the Company’s Board of Directors authorized the issuance of 2,489 fully vested shares of its common stock with a restrictive legend for Director services. The Company recorded an expense of $45,000, which was the fair value at date of issuance.

For the year ended June 30, 2018 the Holder of the Company’s Series C Debentures elected to receive 275,000 shares of the Company’s restricted common stock in redemption for its $5,000,000 Series C Debenture, quarterly interest payments of $375,000 and deferred interest of $125,000. For the year ended June 30, 2018, the Company’s Board of Directors authorized the issuance of 275,000 shares of the Company’s restricted common stock for the redemption of the debenture payable to the Holder and quarterly and deferred interest payments. (See Note 7)

Fiscal Year Ended June 30, 2019 Transactions

On July 11, 2018 the Board of Directors approved an extension of the employment agreement with Dr. Anil Diwan, the Company’s President. Pursuant to the terms of the employment agreement, the Company’s Board of Directors authorized the issuance of 26,250 of the Company’s Series A preferred stock to Dr. Anil Diwan. The shares shall be vested in one-third increments on June 30, 2019, June 30, 2020 and June 30, 2021 and are subject to forfeiture. The Company recognized non-cash compensation expense related to the issuance of the Series A preferred stock of $189,040 for the year ended June 30, 2019. The balance of $371,650 will be recognized as the shares vest and service is rendered.

On July 19, 2018, the Company entered into an Employment Agreement with Dr. Irach Taraporewala as Chief Executive Officer of the Company beginning on September 1, 2018. Dr. Taraporewala was granted options to purchase up to 15,000 shares of the Company’s common stock, par value $0.001 per share at an exercise price equal to 20% above the closing bid price of $8.20 of the common stock on September 1, 2018 (“Effective Date”). The options shall vest in three, equal, annual installments commencing on the effective date. The grant date fair value of the options was $35,761 of which $11,920 was recognized and recorded as compensation expense for the year ended June 30, 2019. On January 24, 2019, Dr. Taraporewala resigned as the Chief Executive Officer of NanoViricides, Inc. (the “Company”) for personal reasons and all unvested options were forfeited. (See Note 13).

The Company estimated the fair value of the options granted to Dr. Taraporewala on the date of the grant using a lattice model that values the options based upon a stock price modeled such that it follows a geometric Brownian motion with constant drift and volatility.

For the year ended June 30, 2019, the Scientific Advisory Board was granted fully vested warrants to purchase 2,287 shares of common stock at exercise prices between $6.00- $9.40 per share expiring in the fiscal year ending June 30, 2023.  These warrants were valued at $5,475 and recorded as consulting expense.

For the year ended June 30, 2019, the Company estimated the fair value of the warrants granted quarterly to the Scientific Advisory Board on the date of grant using the Black-Scholes Option-Pricing Model with the following weighted-average assumptions:

Expected life (year)	4

Expected volatility	47.46-55.12%

Expected annual rate of quarterly dividends	0.00%

Risk-free rate(s)	2.14-2.93%

On February 27, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with certain institutional investors (the “Purchasers”), for a registered direct offering (the “Offering”) of 347,223 shares of common stock (“Shares”) at the purchase price of $7.20 (“Purchase Price”) (adjusted for the 20 to 1 reverse stock split) per share for an aggregate of $2,500,000.

The offer and sale of the Shares in the registered direct offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3, as amended (File No. 333-216345), which became effective on April 25, 2017. Pursuant to Rule 424(b) under the Securities Act, the Company has filed a prospectus supplement in connection with such offering.

In a concurrent private placement, the Purchasers received warrants (the “Warrants”) to purchase up to 347,223 shares of Common Stock. The Warrants have an exercise price of $12.20 per share, shall be exercisable on the six month anniversary of issuance and will expire five (5) years thereafter. The Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise.

The Company accounted for the proceeds of the Offering at February 27, 2019 as follows:

Gross proceeds	$2,500,000
Less: Offering costs	150,000
Net proceeds	2,350,000

Portion allocated to derivative liability – warrants	(1,527,259)

Net proceeds from issuance of common stock	$822,741

The exercise price of the Warrants is subject to adjustment in the case of customary events such as stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders. The exercise of the Warrants is subject to certain beneficial ownership and other limitations set forth in the Warrants. The Company will receive proceeds from the concurrent private placement transaction solely to the extent the Warrants are exercised for cash.

In connection with the Offering and the concurrent private placement, the Company engaged Chardan Capital Markets, LLC (the “Placement Agent”) to act as its exclusive placement agent. The Company agreed to pay the Placement Agent a cash placement fee equal to 5% of the aggregate purchase price for the common stock sold in the offering, plus $25,000 in legal fees. The net proceeds from the offering were $2,350,000.

The Company determined the fair value of the Warrants at February 27, 2019 to be $1,527,259. The Company used a lattice model to calculate the fair value of the derivative warrants based on a probability weighted discounted cash flow model. This model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise and full reset features. Under applicable accounting guidance contained in ASU 2017-11, adopted by the Company on January 1, 2019, stock warrants are to be accounted for as equity if the warrants contain full-ratchet anti-dilution provisions. The warrants described above contained a full-ratchet anti-dilution feature but also contained other adjustment features which required that the warrants be classified as a derivative liability.

The Warrants were valued as of February 27, 2019 (the issuance date) and June 30, 2019 with the following assumptions:

-	The 5.5-year warrants were issued on February 27, 2019 with an exercise price of $12.20 (adjusted for the 20 to 1 reverse3 stock split) per share(subject to adjustments-full ratchet reset).

-	The stock price would fluctuate with the Company’s projected volatility.

-	The Holder would exercise the warrants as they become exercisable (effective registration at issuance) at target prices of the higher of 2 times the projected exercise/reset price or 2 times the stock price.

-	The Holder would exercise the warrant at maturity if the stock price was above the project reset prices.

-	The risk free rate at February 27, 2019 and June 30, 2019 were 2.48% and 1.95% respectively.

-	The fundamental transaction projected with 0% probability increasing 1% per quarter to maximum of 10% and settlement based on the Black Scholes value.

-	Stock price at February 27, 2019 was $9.60

-	Stock price at June 30, 2019 was $4.80

-	The next capital raise is projected to occur during 2020 (annually 12 months from issuance) at prices approximating 100% market triggering a reset event and exercise price adjustment.

-	The stock price would fluctuate with an annual volatility. The projected volatility curve was based on historical volatilities of the Company for the valuation period. The projected annual volatility for the valuation date is:

1 Year
2/27/2019	75%
6/30/2019	76.1%

The primary factors driving the economic value of options are stock price; stock volatility; reset events and exercise behavior. Projections of these variables over the remaining term of the warrant are either derived or based on industry averages. Based on the above, a probability was assigned to each scenario for each future period, and the appropriate derivative value was determined for each scenario. The option value was then probability weighted and discounted to the present. (See Note 11).

For the year ended June 30, 2019, the Company’s Board of Directors authorized the issuance of 2,888 shares of its Series A preferred stock, which are fully vested with a restrictive legend for employee compensation. The Company recorded an expense of $48,828, which is the fair value at date of issuance.

The fair value of all Series A preferred stock issued during the year ended June 30, 2019 was the following for the dates indicated:

Date	Shares	Value
7/11/2018	26,250	$560,690
7/31/2018	129	2,795
8/31/2018	129	2,374
9/30/2018	129	2,598
10/31/2018	129	2,233
11/30/2018	129	1,883
12/31/2018	129	2,245
1/31/2019	129	1,203
2/28/2019	129	1,949
3/01/2019	1,340	24,340
3/31/2019	129	2,336
4/30/2019	129	1,636
5/31/2019	129	1,540
6/30/2019	129	1,696
	29,138	$609,518

There is currently no market for the shares of Series A preferred stock and they can only be converted into shares of common stock upon a change of control of the Company as more fully described in the Certificate of Designation. The Company, therefore, estimated the fair value of the Series A preferred stock granted to various employees and others on the date of grant. The Series A preferred stock fair value is based on the greater of i) the converted value to common stock at a ratio of 1:3.5; or ii) the value of the voting rights since the holder would lose the voting rights upon conversion. The conversion of the shares is triggered by a change of control. The valuations of the Series A preferred stock at each issuance used the following inputs:

a.	The common stock price was in the range $4.00 to $11.60 (prior to adjustment for the reverse stock split);

b.	The calculated weighted average number of shares of common stock in the period;

c.	A 26.63% premium over the common shares for the voting preferences;

d.	The calculated weighted average number of total voting shares and the monthly shares representing voting rights of 19.28% to 19.52% of the total;

e.	The conversion value was based on an assumption for calculation purposes only, of a change of control in 4 years from October 31, 2016 and a remaining restricted term of 2.34 to 1.34 years.

f.	31.25% to 33.16% restricted stock discount (based on a restricted stock analysis and call-put analysis curve: 79.20% to 90.60% volatility, 2.50% to 2.35% risk free rate) applied to the converted common.

For the year ended June 30, 2019, the Company’s Board of Directors authorized the issuance of 3,572 fully vested shares of its common stock for employee compensation. The Company recognized a noncash compensation expense of $28,572, which was the fair value on the date of issuance.

For the year ended June 30, 2019, the Company’s Board of Directors authorized the issuance of 28,210 fully vested shares of its common stock with a restrictive legend for consulting services. The Company recorded an expense of $208,960, which was the fair value at the dates of issuance.

For the year ended June 30, 2019, the Company’s Board of Directors authorized the issuance of 7,325 fully vested shares of its common stock with a restrictive legend for director services. The Company recorded an expense of $45,000, which was the fair value at date of issuance.

Note 10 – Stock Options and Warrants

The following table presents the activity of stock options for the year ended June 30, 2019 as follows:

Stock Options	Number of Shares	Weighted Average Exercise Price per share ($)	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($)
Outstanding at June 30, 2018	-	-	-	-
Granted	15,000	10.00	-	-
Exercised	-	-	-	-
Forfeited	10,000	10.00	-	-
Canceled	-	-	-	-
Outstanding and exercisable at June 30, 2019	5,000	$10.00	2.16	-

The exercise price per share is adjusted for the 20 to 1 reverse split

There were no options outstanding and exercisable at June 30, 2018 and 2017.

Of the above options, 5,000 became vested and exercisable on September 1, 2018. The options expire on August 31, 2021. On January 24, 2019, Dr. Taraporewala resigned as the Chief Operating Officer of the Company and the 10,000 remaining unvested options were forfeited. See Note 13.

The Company estimated the fair value of the options granted to Dr. Taraporewala on the date of the grant using a lattice model that values the options based upon a stock price modeled such that is follows a geometric Brownian motion with constant drift and volatility.

For the year ended June 30, 2019, the Company recognized compensation expense of $11,920 related to 5,000 vested options granted to Dr. Taraporewala. For the years ended June 30, 2018 and 2017, there was no compensation expense recorded. As of June 30, 2019, there was no unrecognized compensation cost.

Stock Warrants	Number of Shares	Weighted Average Exercise Price per share ($)	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($)
Outstanding and exercisable at June 30, 2016	330,835	$99.20	2.55	$4,459

Granted	2,858	34.20	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Canceled	-	-	-	-
Outstanding and exercisable at June 30, 2017	333,693	$98.60	1.36	$-

Granted	14,787	37. 40	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Canceled	-	-	-	-
Outstanding and exercisable at June 30, 2018	348,480	$96.00	.53	$-

Granted	349,509	12,20	-	-
Exercised	-	-	-	-
Expired	299,833	101.60	-	-
Canceled	-	-	-	-
Outstanding and exercisable at June 30, 2019	398,156	$18.20	4.69	$-

Of the above warrants; 31,001 expire in fiscal year ending June 30, 2020; 2,858 expire in fiscal year ending June 30, 2021; 2,287 expire in fiscal year ending June 30, 2022; 14,787 expire in fiscal year ending June 30, 2023; and 347,223 expire in fiscal year ending June 30, 2025.

Note 11 – Fair Value Measurement

Fair value measurements

At June 30, 2019 and 2018, the fair value of derivative liabilities is estimated using a lattice model that is based on the individual characteristics of our warrants, preferred and common stock, the derivative liability on the valuation date as well as assumptions for volatility, remaining expected life, risk-free interest rate and, in some cases, credit spread. The derivative liabilities are the only Level 3 fair value measures.

At June 30, 2019 and 2018, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Fair Value Measurements at
	June 30, 2019:
	(Level 1)	(Level 2)	(Level 3)
Derivative liability – Warrants	$-	-	$1,645,606
Total derivatives	$-	$-	$1,645,606

	Fair Value Measurements at
	June 30, 2018:
	(Level 1)	(Level 2)	(Level 3)
Derivative liability – Warrants	$-	-	$298,092
Total derivatives	$-	$-	$298,092

In a concurrent private placement to the Offering on February 27, 2019, the Purchasers received warrants (the “Warrants”) to purchase up to 347,223 shares of common stock. The Warrants have an exercise price of $12.20 per share, shall be exercisable on the six month anniversary of issuance and will expire five (5) years thereafter. The Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise.

The Company accounts for stock purchase warrants as either equity instruments or derivative liabilities depending on the specific terms of the warrant agreements. Under applicable accounting guidance contained in ASU 2017-11, adopted by the Company on January 1, 2019, stock warrants are to be accounted for as equity if the warrants contain full-ratchet anti-dilution provisions. The warrants issued on February 27, 2019, contained a full-ratchet anti-dilution feature but also contained other adjustment features which required that the warrants be classified as a derivative liability.

The Company used a lattice model to calculate the fair value of the derivative warrants based on a probability weighted discounted cash flow model. This model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise and full reset provisions.

The multi-nomial lattice methodology was used to value the Warrants (issued February 27, 2019) as of June 30, 2019, with the following assumptions:

Assumptions	June 30, 2019
Dividend yield	0.00%
Risk-free rate for term	1.95%
Volatility	76.1%
Maturity dates (term remaining)	5.16 years
Stock Price	$4.80

The Warrants were valued as of February 27, 2019 (the issuance date) and June 30, 2019 with the following assumptions:

-	The 5.5 year warrants issued on February 27, 2019 (expire February 27, 2024) included with an exercise price of $12.20 per share (subject to adjustments – full ratchet reset and fundamental transactions).

-	The stock price would fluctuate with the Company projected volatility.

-	The Holder would exercise the warrant as they become exercisable (effective registration at issuance) at target prices of the higher of 2 times the projected reset exercise price or 2 times the stock price.

-	The Holder would exercise the warrant at maturity if the stock price was above the project reset prices.

-	The next capital raise is projected to occur during 2020 (annually 12 months from issuance) at prices approximating 100% of market triggering a reset event and exercise price adjustment.

-	The fundamental transaction projected with 0% probability increasing 1% per quarter to maximum of 10% and settlement based on the Black Scholes value.

-	The stock price would fluctuate with an annual volatility. The projected volatility curve was based on historical volatilities of the Company for the valuation period.

In conjunction with the Company’s registered direct offerings of Units, consisting of the Company’s common stock and warrants, on September 12, 2013 and January 24, 2014 the Company issued warrants. At June 30, 2019 and June 30, 2018, respectively, the total number of these warrants outstanding were -0- and 271,262 respectively.

The Company accounts for stock purchase warrants as either equity instruments or derivative liabilities depending on the specific terms of the warrant agreements. Under applicable accounting guidance, stock warrants must be accounted for as derivative financial instruments if the warrants contain full-ratchet anti-dilution provisions, which preclude the warrants from being considered indexed to its own stock. The warrants described above contained a full-ratchet anti-dilution feature and were thus classified as a derivative liability.

The Company used a lattice model to calculate the fair value of the derivative warrants based on a probability weighted discounted cash flow model. This model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise and full reset features.

The Warrants were valued as of June 30, 2018 with the following assumptions:

-	The 5-year warrants issued on 9/12/13 and 1/24/14 included Investor and Placement Agent Warrants with an exercise price of $105.00 and $121.00 (subject to adjustments-full ratchet reset). A reset event occurred during the quarter ended September 30, 2014 adjusting the $121.00 exercise price to $105.00 per share

-	The stock price would fluctuate with the Company projected volatility.

-	The Holder would exercise the warrant as they become exercisable (effective registration at issuance) at target prices of the higher of 2 times the projected exercise/reset price or 2 times the stock price.

-	The next capital raise would fluctuate with an annual volatility. The projected volatility curve was based on historical volatilities of the Company for the valuation periods. The projected annual volatility for the valuation dates are:

1 Year
6/30/18	56%

The primary factors driving the economic value of options are stock price; stock volatility; reset events and exercise behavior. Projections of these variables over the remaining term of the warrant are either derived or based on industry averages. Based on the above, a probability was assigned to each scenario for each future period, and the appropriate derivative value was determined for each scenario. The option value was then probability weighted and discounted to the present.

The following table presents the activity for liabilities measured at estimated fair value using unobservable inputs for the years ended June 30, 2017, 2018 and 2019:

		Fair Value Measurement Using Significant
		Unobservable Inputs
	Obligation to issue shares	Derivative liability – Series B	Derivative liability – Series C	Derivative liability - warrant
Balance at July 1, 2016	$-	$203,030	$343,673	$3,197,182
Additions during the year		-	-	-
Change in fair value	-	(203,030)	(311,460)	(1,181,828)
Transfer in and/or out of Level 3		-	-	-
Balance at July 1, 2017	$-	$-	$32,213	$2,015,354
Additions during the year	5,864,337	-	-	-
Change in fair value	(819,994)	-	(16,764)	(1,717,262)
Transfer in and/or out of Level 3	(5,044,343)	-	(15,449)	-
Balance at July 1, 2018	$-	$-	$-	$298,092
Additions during the year	-	-	-	1,527,259
Change in fair value	-	-	-	(179,745)
Transfer in and/or out of Level 3	-	-	-	-
Balance at June 30, 2019	$-	$-	$-	$1,645,606

Note 12 – Income Tax Provision

On December 22, 2017 the U.S. President signed the Tax Cuts and Jobs Act (the “Tax Act”) into law. Effective January 1, 2018, among other changes, the Tax Act (1) reduces the U.S. federal tax rate from 35 percent to 21 percent, (2) changes the rules relating to net operating loss carryforwards and carrybacks, (3) eliminates the corporate alternative minimum tax (“AMT”) and changes how existing AMT credits can be realized and (4) requires companies to pay a onetime transition tax on certain unrepatriated earnings of foreign subsidiaries.

The Tax Act did not have a material impact on our financial statements since our temporary differences in the United States are fully offset by a valuation allowance and we do not have any significant offshore earnings from which to record the mandatory transition tax.

On December 22, 2017, the SEC issued guidance under Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”) directing taxpayers to consider the impact of the Tax Act as “provisional” when it does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete its accounting for the change in tax law. The changes in the Tax Act are broad and complex. The impact on the Company’s financial statements is immaterial, primarily because the Company has a valuation allowance on deferred tax assets.

The Company has no current tax expense due to its losses.

The income tax expense for the years ended June 30, 2019, 2018, and 2017 differed from the amounts computed by applying the U.S. federal income tax rate of 21%, 28.1% and 34% respectively as follows:

	For the Year Ended
	June 30, 2019	June 30, 2018	June 30, 2017
Federal Statutory Rate	-21.00%	-28.10%	-34.00%
Research and Development Credit	-9.21%	0.40%	-6.87%
State Tax Rate	-7.49%	-3.79%	-4.95%
Stock Based Compensation	0.14%	-%	-%
Change in Statutory Federal Rate	80.30%	62.36%	-%
Valuation Allowance	-42.74%	-30.87%	45.82%
Effective Tax Rate	-	-	-

The significant components of the Company’s deferred tax assets and liabilities at June 30, 2019 and 2018 are as follows:

	June 30, 2019	June 30, 2018
Net operating losses	$22,191,536	$24,839,394
Research and development credit	6,980,633,	6,198,377
Other	4,985,538	6,047,301

Total gross deferred tax assets	34,157,707	37,085,072

Less: valuation allowance	(34,157,707)	(37,085,072)

Net deferred tax assets	$-	$-

At June 30, 2019 and 2018, the Company has recorded a full valuation allowance against its net deferred tax assets of $34,157,707 and $37,085,072, respectively, since in the judgment of management, these assets are not more than likely than not to be realized. The change in the valuation allowance during the year ended June 30, 2019 was $(2,927,366).

As of June 30, 2019, the Company has approximately $78,000,000, of gross net operating loss carryforwards available to reduce future taxable income, if any for federal and state tax purposes. Approximately $70,000,000 of federal net operating losses can be carried forward to future tax years and expire in 2024. The federal net operating loss generated for the year ended June 30, 2019 of approximately $8,000,000 can be carried forward indefinitely. However, the deduction for net operating losses incurred in tax years beginning after January 1, 2018 is limited to 80% of annual taxable income. As of June 30, 2019, credit carryforwards for federal and state purposes are $6,584,541 and $396,092, respectively. The state net operating loss and credit carryforwards begin to expire in 2024.

Due to the change in ownership provisions of the Internal Revenue Code, the availability of the Company’s net operating loss carry-forwards could be subject to annual limitations against taxable income in future periods, which could substantially limit the eventual utilization of such carryforwards. The Company has not analyzed the historical or potential impact of its equity financings on beneficial ownership and therefore no determination has been made whether the net operating loss carryforward is subject to any Internal Revenue Code Section 382 limitation. To the extent there is a limitation, there could be a reduction in the deferred tax asset with an offsetting reduction in the valuation allowance.

The Company applies the elements of FASB ASC 740-10 “Income Taxes - Overall” regarding accounting for uncertainty in income taxes. This clarifies the accounting for uncertainty in income taxes recognized in financial statements and required impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained by the taxing authority. As of June 30, 2019 the Company did not have any unrecognized tax benefits and has not accrued any interest or penalties through 2018 The Company does not expect to have any unrecognized tax benefits within the next twelve months. The Company’s policy is to recognize interest and penalties related to tax matters within the income tax provision.

Note 13 – Commitments and Contingencies

Legal Proceedings

There are no pending legal proceedings against the Company to the best of the Company’s knowledge as of the date hereof and to the Company’s knowledge, no action, suit or proceeding has been threatened against the Company.

Employment Agreements

The Company and Dr. Diwan, President and Chairman of the Board of Directors, entered into an extension of employment agreement effective July 1, 2018 for a term of three years. Dr. Diwan’s will be paid an annual base salary of $400,000. Additionally, Dr. Diwan was awarded a grant of 26,250 shares of the Company’s Series A Preferred Stock. 8,750 shares vest equally on June 30, 2019, 2020 and 2021. Any unvested shares are subject to forfeiture.

The Company and Dr. Irach Taraporewala, the Company’s Chief Executive Officer, entered into an employment agreement effective September 1, 2018, for a term of three years. Dr. Taraporewala would be paid an annual base salary of $360,000. Additionally, Dr. Taraporewala was awarded a grant of 15,000 options to purchase shares of the Company’s common stock. 5,000 options vested on September 1, 2018 and the remainder of the options would vest over the two-year vesting period and are subject to forfeiture. On January 24, 2019, Dr. Taraporewala resigned as the Chief Executive Officer of the Company for personal reasons. Also on that date, the Company and Dr. Taraporewala agreed that Dr. Taraporewala would become a consultant for the Company for a period of two years. In connection with his resignation and new consulting services, the Company and Dr. Taraporewala entered into a Confidential Separation and Consulting Agreement and General Release (the “Agreement”) pursuant to which the Company will pay Dr. Taraporewala monthly consulting payments of $3,000 from February 1, 2019, the effective date of the Agreement, through January 31, 2021. The Agreement includes a general release of claims against the Company, obligations of confidentiality, non-disclosure, non-disparagement and other customary provisions found in similar agreements. The remaining 10,000 options not vested upon resignation have been forfeited.

On March 3, 2010, the Company entered into an employment agreement with Dr. Jayant Tatake to serve as Vice President of Research and Development.  The employment agreement provides for a term of four years with a base salary of $150,000.  In addition, the Company issued 1,340 shares of Series A preferred stock and 1,786 shares of common stock upon entering into the agreement, and will issue an additional 1,340 shares of Series A preferred stock and 1,786 shares of common stock on each anniversary date of the agreement. The shares of Series A preferred stock were issued in recognition of Dr. Tatake’s work towards the achievement of several patents by the Company. The Compensation Committee of the Board of Directors has extended the current provisions of the employment agreement pending its review of current industry compensation arrangements and employment agreements.

On March 3, 2010, the Company entered into an employment agreement with Dr. Randall Barton to serve as Chief Scientific Officer.  The employment agreement provided for a term of four years with a base salary of $150,000.  In addition, the Company issued 1,786 shares of common stock upon entering into the agreement, and will issue an additional 1,786 shares of common stock on each anniversary date of the agreement. The Compensation Committee of the Board of Directors has extended the current provisions of the employment agreement pending its review of current industry compensation arrangements and employment agreements.

On May 30, 2013, the Company entered into an employment agreement with Meeta Vyas to serve as its Chief Financial Officer.  The employment agreement provided for a term of three years with a base salary of $9,000 per month and 129 shares of Series A preferred stock, also on a monthly basis. On January 1, 2015, her cash compensation was increased to $10,800 per month. The agreement is renewable on an annual basis. The Compensation Committee of the Board of Directors has extended the current provisions of the employment agreement pending its review of current industry compensation arrangements and employment agreements.

License Agreements

The Company is dependent upon its license agreement with TheraCour (See Note 4). If the Company lost the right to utilize any of the proprietary information that is the subject of the TheraCour license agreement on which it depends, the Company will incur substantial delays and costs in development of its drug candidates. The Company and TheraCour have signed a Memorandum of Understanding of the terms of a license for VZV (shingles, chicken pox virus. Drafts of the proposed license agreement with TheraCour have been exchanged by the attorneys, of the respective parties, for finalizing the agreement.

Note 14 - Subsequent Events

See Note 1 “Reverse Split”

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 24, 2020

PROSPECTUS

NANOVIRICIDES, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, and units comprised of the foregoing that we may sell from time to time in one or more offerings up to a total public offering price of $150,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock trades on the NYSE American under the symbol “NNVC.” On March 23, 2020 the last reported sale price of our common stock was $6.11. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of March 23, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $38,450,572, which was calculated based on 6,293,056 shares of outstanding common stock held by non-affiliates at a price of $6.11 per share, the closing price of our common stock on March 19, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “Public Float” (the market value of our common stock held by our non-affiliates) in any 12-months period so long as our Public Float remains below $75,000,000. We have not sold any of our common stock or securities convertible into common stock during the 12 calendar months prior to and including the date of this prospectus pursuant to Instruction I.B.6.

Investing in our securities involves significant risks. See “RISK FACTORS” on page 3 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

This prospectus is not an offer to sell any securities in any state where the offer is not permitted.

The date of this prospectus is March 24, 2020.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement we filed with the United States Securities and Exchange Commission, or the “SEC”. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. We may use this prospectus to offer and sell up to a total of $150,000,000 of our securities. This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 15.

You should rely only on the information contained herein or incorporated by reference in this prospectus and the supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;

•	the highly competitive nature of our industry;

•	our ability to attract and retain qualified managers and skilled employees;

•	the outcome of our plans for future operations and growth; and

•	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any supplements to this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

ABOUT NANOVIRICIDES, INC.

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 15 of this prospectus for information about us and our financial statements as well as “Where You Can Find More Information” on page 15.

Except where the context otherwise requires, the terms “we,” “us,” “our” or “NanoViricides” refer to NanoViricides, Inc.

Our Business

We are a developmental stage nano-biopharmaceutical company engaged in various stages of pre-clinical development, including IND-enabling non-clinical studies of anti-viral therapeutics. We are in the process of preparing the IND application to the US FDA for out first clinical drug candidate, namely, NV-HHV-101, to begin human clinical trials for the indication of treatment of shingles rash. Our drug candidates are based on several patents, patent applications, provisional patent applications, and other proprietary intellectual property held by TheraCour Pharma, Inc. (“TheraCour”), one of our principal shareholders, which is controlled by Dr. Anil Diwan, our founder, Chairman and President. We have entered into licenses with TheraCour for the treatment of the following human viral diseases:

•	VZV (cause of shingles and chickenpox);
•	Herpes Simplex Virus (HSV-1 and HSV-2); Influenza, Asian Bird Flu, and H1N1 “Swine Flu” Viruses;
•	Human Immunodeficiency Virus (HIV/AIDS);
•	Adenoviral Conjunctivitis and Keratitis, and Ocular Indications of Herpes Simplex Types 1 & 2.
•	Dengue Fever types I, II, III, & IV;
•	Hepatitis B Virus (HBV);
•	Hepatitis C Virus (HCV);
•	Rabies;
•	Ebola and Marburg Viruses;
•	Japanese Encephalitis; and
•	West Nile Virus.

Since our founding in 2005, we have developed drug candidates against a number of different viruses. Our primary focus is on our HerpeCide™ programs. We are currently actively working on three of our HerpeCide™ drug development programs, namely dermal topical treatments for Herpes Simplex Virus Type 1 (HSV-1), which causes “cold sores”, Herpes Simplex Virus Type 2 (HSV-2), which causes “genital ulcers”, and Varicella Zoster Virus (VZV), which causes chickenpox and shingles. We have two more drug development programs, namely eye drops for treatment of Herpes Keratitis (an infection of the external eye), and intra-vitreal injection for the treatment of viral Acute Retinal Necrosis (vARN), in the HerpeCide program. Our most advanced drug candidate is our dermal topical treatment (skin cream) for shingles, which we intend to bring into human clinical trials first. We are in the process of preparing an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (“US FDA” or “FDA”) for this drug in order to begin human clinical trials.

On November 1, 2019, we entered into a license agreement for the exclusive rights to use TheraCour technology to develop treatments against VZV, which includes treatments for shingles. Several additional indications in the HerpeCide program, for which we have exclusive license rights from TheraCour, are expected to follow. In addition, we have drug candidates against severe influenzas (including bird flu), HIV, Dengue, Ebola/Marburg and other viruses at different preclinical stages that are not currently being actively developed. This broad pipeline is enabled by our unique post-immunotherapeutic “bind-encapsulate-destroy” technology platform. A Jain PharmaBiotech market report published in March 2014, estimated the overall market size for the anti-viral market would be $40 billion in 2018 and further estimated that it would increase to $65.5 billion in 2023. We are seeking to add to our pipeline of drug candidates through our internal discovery pre-clinical development programs and through an in-licensing strategy.

We have engaged in the development of a drug to treat patients of the novel coronavirus, SARS-CoV-2 and have completed the synthesis of a number of nanoviricide drug candidates for testing after identification of virus-binding ligands. We are bootstrapping this drug development effort on our existing inventory of custom chemicals to minimize its cost impact to us. We have engaged into this effort on a humanitarian basis and do not currently have any collaborations required to create a drug that reaches patients for treatment. Further have not received a license for the coronaviruses field of drugs from TheraCour yet. Typically, we engage in licensing activity once we have results suggesting the potential for developing a successful drug. However, there can be no assurance that any of these candidates would show sufficient effectiveness and safety for human clinical development at this time. Nor can there be any assurance that even successful results against SARS-CoV-2 will lead to successful clinical trials or a successful pharmaceutical product.

We believe we are one of only a few companies that owns a nanomedicines research and cGMP production facility. This facility was designed and built by Dr. Diwan and provides us with capability to perform end-to-end discovery-to-drug-product drug development. We have no customers, products or revenues to date, and may never achieve revenues or profitable operations.

Company Information

Our principal executive offices are located at 1 Controls Drive, Shelton, Connecticut 06484. Our telephone number is 203-937-6137. You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com or by emailing us at info@nanvoricides.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and Current Reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in any supplement to this prospectus before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

Additionally, the Company discloses the following risks:

Coronavirus Outbreak

In March 2020 the World Health Organization declared the global novel coronavirus disease 2019 (COVID-19) outbreak a pandemic. As of March 19, 2020, the Company’s operations have not been significantly impacted. However, the Company cannot at this time predict the specific extent, duration, or full impact that the COVID-19 outbreak will have on its financial condition and operations, including planned clinical trials. The Company does believe that there will be an impact on the clinical development of its product candidates, which may include potential delays, halts or modifications to its planned trials.

The coronavirus outbreak could adversely affect our results of operations.

In March 2020, the World Health Organization called the COVID-19 viral disease a pandemic and the United States has been substantially impacted by the outbreak including an adverse affect to the capital markets. If the impact of the coronavirus outbreak continues for an extended period, it could materially adversely impact our clinical development activities as a result of the impacts on our employees, our manufacturing facility, our supply of critical laboratory and manufacturing materials, potential clinical trial sites, access to patients in any clinical trials and additional regulatory guidance could be delayed or impacted. At this point, we cannot accurately predict what effects these conditions will have on our business, which will depend on, among other factors, the ultimate geographic spread of the virus, the duration of the outbreak and travel restrictions and business closures imposed by the various municipalities.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include research and development of pharmaceutical candidates, collaborative arrangements with other companies, repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, then we will describe them in the prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements. If we elect at the time of an issuance of securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through one or more agents or broker dealers, including those engaged solely as agents to facilitate the direct sale of securities to particular investors. We may also sell the securities offered through this prospectus through agents, including ordinary brokerage transactions, block trades, placements, “at the market” transactions, put or call transactions or in any other way not involving market makers or established markets, or through any of these methods. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may engage in at the market offering into an existing trading market in accordance with Rule 415(a)(4). Any at the market offering will be through an underwriter or underwriter acting as principal agent for us.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including at negotiated prices and in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities from time to time to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be eligible for trading on the NYSE AMEmerican or such other stock exchange that our securities are trading upon at that time.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

We may also sell securities from time to time pursuant to an “equity line of credit”. In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.  The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with NASD Conduct Rule 2720.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings: common stock; preferred stock; debt securities; warrants; and/or units comprised of any combination of the foregoing. The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

The terms of any securities we offer will be determined at the time of sale.

We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our articles of incorporation and bylaws that are included as exhibits to certain of the documents incorporated by reference below and by the provisions of applicable Nevada law. We refer you to the foregoing documents and to Nevada law for a detailed description of the provisions summarized below.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 150,000,000 shares of common stock, $0.001 par value. As of March 23, 2020, there were approximately 7,407,956 shares of common stock issued and outstanding held by approximately 149 holders of record.

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

Voting Rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends

Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have never declared or paid cash dividends on our common stock.

Other Rights

In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of common stock are, and all shares of common stock issued by us in an offering under this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (303) 282-4800.

Listing

Our common stock is listed on the NYSE American under the symbol “NNVC.” Any common stock we sell under this prospectus, as it may be supplemented, will be listed on the NYSE American.

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.

On February 15, 2010, our board had designated an aggregate of split-adjusted shares of preferred stock as Series A Convertible Preferred Stock (the “Series A”) and 255,714 shares of Series A Preferred Stock are issued or outstanding and no other shares of preferred stock are issued and outstanding.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the number of shares we are offering;

•	the offering price for those shares;

•	the maximum number of shares in the series and the distinctive designation thereof;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares will be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series;

•	any securities exchange or market on which the shares will be listed; and

•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The Series A Preferred Stock is convertible, solely upon a “change of control,” into shares of our Common Stock at the rate of three and one-half shares of Common Stock per share of Series A converted. For the purposes of conversion of the Series A, change of control is defined as (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Series A Preferred Stock and the Securities issued together with the Series A Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its Intellectual Property to another Person and the stockholders of the Company prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above. The Series A Preferred Stock votes at the rate of nine votes per share of Series A, together with the Common Stock, on all matters to which shareholders of the Company are entitled to vote. Holders of the Series A Preferred Stock are not entitled to receive dividends or any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•	whether the debt securities will be secured or unsecured;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30 day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
•	the rights, obligations and immunities of the trustee under the indenture; and
•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance.  Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	certain United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by McCarter & English, LLP, East Brunswick, New Jersey. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The balance sheets of NanoViricides, Inc. as of June 30, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2019, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;
•	the information incorporated by reference is considered to be part of this prospectus; and
•	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on August 23, 2019;
•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2019, September 30, 2019 and March 31, 2019, filed with the SEC on February 14, 2020, November 15, 2019 and May 15, 2019, respectively.
•	Our Current Reports on Form 8-K filed with the SEC on September 26, 2019, November 6, 2019, December 13, 2019, December 19, 2019, as amended on January 2, 2020, January 27, 2020, January 28, 2020 and February 11, 2020.
•	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and
•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 23, 2013, including any amendments or reports filed for the purpose of updating that description.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

NANOVIRICIDES, INC.
1 Controls Drive
Shelton, Connecticut 06484
(203) 937-6137

NANOVIRICIDES, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

1,400,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Co-Placement Agents

Maxim Group, LLC	Kingswood Capital Markets a division of Benchmark Investments, Inc.

May 21, 2020